===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               CLECO CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 ^^         ^^
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                Proxy Statement

                                      and

                                   Notice of

                                 Annual Meeting

                                of Shareholders

                                 to be held on

                                 April 28, 2000

                                  [CLECO LOGO]

                                 March 22, 2000

                                PROXY STATEMENT

                               CLECO CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 2000

   Cleco Corporation is furnishing you this proxy statement because you are a holder of Cleco common stock or preferred stock. The Cleco board of directors is soliciting proxies for use at the Cleco annual meeting of shareholders and at any adjournments of the annual meeting. The annual meeting will be held at 9:00 a.m., Central time, on April 28, 2000, at the Radisson Hotel Bentley, 200 DeSoto Street, Alexandria, Louisiana. The voting stock of Cleco consists of shares of common stock and preferred stock, with each share of common stock and preferred stock entitling its owner to one vote. The holders of common stock and preferred stock vote together as a single class, except in the election of directors, where holders of common stock can cumulate their votes. At the annual meeting, holders of record of Cleco voting stock at the close of business on February 28, 2000 will be entitled to vote upon proposals relating to:

  . The election of four directors who will each serve until the annual meeting in 2003;

  . The appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2000;

  . The approval of the Cleco Corporation 2000 Long-Term Incentive
    Compensation Plan;

  . The approval of the Cleco Corporation Employee Stock Purchase Plan; and

  . Any other business that may properly come before the meeting.

                               ----------------

   The board of directors recommends that you vote "FOR" the election of the four nominees for director, "FOR" the appointment of PricewaterhouseCoopers LLP as independent auditors, "FOR" the approval of the Cleco Corporation 2000 Long-Term Incentive Compensation Plan and "FOR" the approval of the Cleco Corporation Employee Stock Purchase Plan.

                               ----------------

   This proxy statement and the accompanying proxy card are first being mailed on or about March 22, 2000 to record shareholders of Cleco as of February 28, 2000.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            No.
                                                                            ----
INTRODUCTION..............................................................    3
  General.................................................................    3
  Proxy Solicitation......................................................    3
  Record Date and Voting Rights...........................................    3
  Execution and Revocation of Your Proxy..................................    4
PROPOSAL NUMBER 1--ELECTION OF FOUR CLASS III DIRECTORS...................    5
  Class III Directors (nominees to be elected at the 2000 annual meeting;
   terms of office expire in 2003)........................................    5
  Class II Directors (terms of office expire in 2002).....................    6
  Class I Directors (terms of office expire in 2001)......................    6
  Organization and Compensation of the Board of Directors.................    6
  Interests of the Board of Directors.....................................    7
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT............................    8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...........................   10
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................   10
EXECUTIVE COMPENSATION....................................................   11
  General.................................................................   11
  Stock Option Plans......................................................   12
  Long-Term Incentive Plan................................................   14
  Retirement Plans........................................................   15
  Severance Agreements....................................................   16
  Compensation Committee Report on Executive Compensation.................   17
  Compensation Committee Interlocks and Insider Participation.............   21
  Performance Graph.......................................................   21

PROPOSAL NUMBER 2--APPOINTMENT OF INDEPENDENT AUDITORS....................   22
PROPOSAL NUMBER 3--APPROVAL OF THE CLECO CORPORATION 2000 LONG-TERM
 INCENTIVE COMPENSATION PLAN..............................................   23
  Summary of the LTIP.....................................................   23
  Code Section 162(m).....................................................   27
  Federal Income Tax Consequences.........................................   27
  Incorporation by Reference..............................................   29
PROPOSAL NUMBER 4--APPROVAL OF THE CLECO CORPORATION EMPLOYEE STOCK
 PURCHASE PLAN............................................................   30
  Summary of the ESPP.....................................................   30
  Federal Income Tax Consequences.........................................   31
  Incorporation by Reference..............................................   32
ANNUAL REPORT.............................................................   33
PROPOSALS BY SHAREHOLDERS.................................................   33
OTHER MATTERS.............................................................   34
APPENDIX A--CLECO CORPORATION 2000 LONG-TERM INCENTIVE COMPENSATION PLAN..  A-1
APPENDIX B--CLECO CORPORATION EMPLOYEE STOCK PURCHASE PLAN................  B-1

                                  INTRODUCTION

General

   This is the proxy statement of Cleco Corporation. Effective July 1, 1999, Cleco reorganized into a holding company structure. Under the terms of the reorganization, shares in the former Cleco Corporation were exchanged one-for-one for shares in a publicly held holding company, which was renamed Cleco Corporation. The former Cleco Corporation was renamed Cleco Utility Group Inc. and is a wholly owned subsidiary of Cleco Corporation. Unless the context clearly indicates otherwise or unless otherwise noted, all references in this proxy statement to Cleco Corporation or Cleco include Cleco Corporation and its predecessors.

Proxy Solicitation

   The enclosed proxy is solicited on behalf of the Cleco board of directors to be voted at the annual meeting. The management of Cleco will solicit proxies by mail, telephone, facsimile, via the Internet or overnight delivery. Proxies also may be solicited in advertisements and in person by Cleco officers and employees. Cleco has hired Morrow & Company, Inc. to assist in the solicitation of proxies. Morrow's fee is approximately $7,500 plus expenses. Other than Morrow, no specially engaged solicitors will be retained to solicit proxies. Cleco is responsible for the payment of all expenses of the solicitation, including the cost of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of Cleco voting stock.

   All duly executed proxies will be voted in accordance with their instructions. If no instructions are given in an executed proxy, the shares represented by such proxy will be voted at the annual meeting or any adjournments thereof "FOR" each of the proposals and, in the discretion of the persons named in the proxy, on any other business that may properly come before the annual meeting. Management is not aware of any other matters that are likely to be brought before the annual meeting.

   Cleco's principal executive offices are located at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and Cleco's telephone number is (318) 484-7400.

Record Date and Voting Rights

   Holders of record of outstanding voting stock as of the close of business on February 28, 2000 are entitled to receive notice of and to vote at the annual meeting. As of February 28, 2000, there were 288,801 shares of Cleco preferred stock outstanding and 22,444,228 shares of Cleco common stock outstanding. As of February 28, 2000, all officers and directors of Cleco, as a group, beneficially owned 4.4% of the outstanding shares of Cleco common stock and 49.5% percent of the outstanding shares of Cleco preferred stock.

   This proxy provides you with the opportunity to specify your approval or disapproval of, or abstention with respect to, the following proposals:

  . Proposal 1--the election of four directors to serve until the 2003 annual meeting of shareholders;

  . Proposal 2--the appointment of independent auditors for 2000;

  . Proposal 3--the approval of the Cleco Corporation 2000 Long-Term
    Incentive Compensation Plan; and

  . Proposal 4--the approval of the Cleco Corporation Employee Stock Purchase
    Plan.

   Under Louisiana law and the Cleco articles of incorporation and bylaws, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote "cast" and is counted neither "for" nor "against" the matter subject to the abstention. Broker non-votes on matters are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote. Under Louisiana law and the Cleco bylaws, a quorum is based upon the number of outstanding shares of voting stock, including shares relating to abstentions.

   Election of directors is by plurality of the voting stock, with each holder of Cleco common stock being able to cast as many votes as equal the number of such holder's shares of common stock multiplied by the number of directors to be elected. Each holder of Cleco common stock may cumulate all or any part of these votes for one or more of the nominees. The appointment of the independent auditors, the approval of the Cleco Corporation 2000 Long-Term Incentive Compensation Plan and the approval of the Cleco Corporation Employee Stock Purchase Plan are each determined by a majority vote of the voting stock present at the annual meeting.

   The proxy enclosed for record holders of voting stock is for the number of shares registered in your name with Cleco, together with any additional full shares held in your name in the Dividend Reinvestment Plan, or DRIP.

   If you are an employee of Cleco and participate in the Cleco Savings and Investment Plan, you may vote the number of shares of Cleco common stock equivalent to your interest in the Cleco common stock fund as of the close of business on February 28, 2000, the record date for the annual meeting. You also may vote the number of shares of Cleco preferred stock equivalent to your interest in such preferred stock under the plan as of the record date for the annual meeting. You may vote by instructing the trustee pursuant to the proxy card being mailed with this proxy statement to all plan participants. The trustee will vote your shares in accordance with your executed instructions. If you do not timely send instructions, the share equivalents credited to your accounts will not be voted.

   Please call Cleco's office of Shareholder Assistance at 1-800-253-2652 with any questions relating to the proposals to be considered at the annual meeting.

Execution and Revocation of Your Proxy

   Shares represented by proxies properly signed and returned will be voted at the annual meeting in accordance with the shareholder's specifications. If a proxy is signed but no voting specification is made, then the shares represented by the proxy will be voted "FOR" the election of the four nominees for director, "FOR" the appointment of PricewaterhouseCoopers LLP as the independent auditors for 2000, "FOR" the approval of the Cleco Corporation 2000 Long-Term Incentive Compensation Plan, "FOR" the approval of the Cleco Corporation Employee Stock Purchase Plan and in accordance with the recommendations of the Cleco board of directors on any other proposals that may properly come before the annual meeting.

   A shareholder who gives a proxy may revoke it at any time before the proxy is voted at the annual meeting. To revoke a proxy, a written instrument signed in the same manner as the proxy must be delivered to the Secretary of Cleco at or before the annual meeting. Also, a shareholder who attends the annual meeting in person may vote by ballot at the meeting, thereby canceling his or her proxy.

            PROPOSAL NUMBER 1--ELECTION OF FOUR CLASS III DIRECTORS

   Cleco's bylaws provide for the division of Cleco's board of directors into three classes, Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the number of directors constituting the whole board. Cleco's board of directors has a total of 11 directors: four are in Class I, three are in Class II and four are in Class III. The term of each directorship is three years. The terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually. The four Class III director positions are proposed for election this year to serve as members of Cleco's board of directors until the annual meeting of shareholders in 2003, or until their successors are elected and qualified.

   The persons named in the accompanying proxy may act with discretionary authority to cumulate the votes attributable to shares of Cleco common stock represented by the proxy and to vote for other nominees upon the unavailability of a named nominee, although management is not aware of any circumstance likely to render any of the named nominees unavailable for election. Unless a shareholder specifies otherwise, the persons named in the accompanying proxy intend to vote in favor of the nominees listed below. The four persons that receive the most votes cast will be elected as directors.

   All of the nominees listed below currently serve as directors of Cleco. Directors who are members of Classes I and II, who are continuing as directors at this time and whose terms of office expire in 2001 and 2002, respectively, are named on page 6 of this proxy statement. Mr. Gregory L. Nesbitt, who has served as a director since 1988 and as chief executive officer since 1993, will retire from Cleco and resign from the board of directors effective May 1, 2000. Cleco's board of directors has voted to amend the bylaws, effective upon Mr. Nesbitt's resignation, to reduce the number of directors to 10.

   Cleco's board of directors has unanimously approved the nomination of the four nominees for Class III director and recommends that you vote "FOR" the election of the four nominees for Class III director.

   Below is information concerning the four nominees for election as Class III directors at the annual meeting as well as the continuing Class I and Class II directors, including the business experience of each during the past five years.

Class III Directors (nominees to be elected at the 2000 annual meeting; terms of office expire in 2003)

  . J. Patrick Garrett, who is retired, was employed by Windsor Food Company
    Ltd., a privately held company engaged in the food processing business, where he served as president and chief executive officer from 1995 until 1999. Prior to that time, he had been engaged in the practice of law for more than five years as a member of the law firm of Baker Botts L.L.P. Mr. Garrett, who is 56 years old, has been a director of Cleco since 1981 and is a member of the Compensation Committee.

  . F. Ben James, Jr. has been president of James Investments, Inc., a company primarily engaged in real estate development and international marketing, for more than five years. Mr. James, who is 64 years old, has been a director of Cleco since 1986 and is the chairman of the Audit Committee and a member of the Executive Committee.

  . Elton R. King, who is retired, was employed by BellSouth
    Telecommunications, Inc. from 1968 through 1999, serving most recently as the president of its network and carrier services group. Mr. King, who is 53 years old, has been a director of Cleco since December 1999. He is also a director of Hibernia Corporation and Hibernia National Bank.

  . A. DeLoach Martin, Jr. has been chairman of Central Engineering & Supply
    Company, a company engaged in the wholesale distribution of refrigeration and mill supplies, for more than five years. Mr. Martin, who is 70 years old, has been a director of Cleco since 1978 and is the chairman of the Executive Committee and a member of the Audit Committee.

Class II Directors (terms of office expire in 2002)

  . Robert T. Ratcliff has been chairman, president and chief executive officer of Ratcliff Construction Company, Inc., a company primarily engaged in the design and construction of industrial, commercial and governmental facilities, since 1975. Mr. Ratcliff, who is 57 years old, has been a director of Cleco since 1993 and is a member of the Audit Committee. He is also a director of Hibernia Corporation and Hibernia National Bank.

  . Edward M. Simmons is chairman of the board and chief executive officer of McIlhenny Company, which makes Tabasco brand products. Prior to being named chairman of the board and chief executive officer in 1996, Mr. Simmons had served as president of McIlhenny Company for more than five years. Mr. Simmons, who is 71 years old, has been a director of Cleco since 1992 and he previously served on Cleco's board of directors during the period 1971-1981. He is the chairman of the Compensation Committee and a member of the Executive Committee. He is also a director of Pan American Life Insurance Company.

  . William H. Walker, Jr. is president and a director of Howard, Weil,
    Labouisse, Friedrichs Inc., an investment banking firm, and has served in such positions for more than five years. Mr. Walker, who is 54 years old, has been a director of Cleco since 1996 and is a member of the Compensation Committee and the Executive Committee. He is also a director of Howard Weil Financial Corporation.

Class I Directors (terms of office expire in 2001)

  . Sherian G. Cadoria has served as president of Cadoria Speaker and Consultancy Service since 1992. She retired in 1990 as Brigadier General of the United States Army after a 29-year military career. Ms. Cadoria, who is 60 years old, has been a director of Cleco since 1993 and is a member of the Compensation Committee.

  . Richard B. Crowell has been engaged in the practice of law for more than five years as a member of the law firm of Crowell & Owens. Mr. Crowell, who is 61 years old, has been a director of Cleco since 1997 and is a member of the Audit Committee. He is also a director of Whitney Holding Corporation and Whitney National Bank.

  . David M. Eppler has served as president of Cleco since January 1999, as chief operating officer since July 1997 and as a director since April 1998; he had served as executive vice president from January 1997 until January 1999, as vice president of power supply and energy transmission from 1995 to 1997 and as vice president of finance and chief financial officer from 1993 to 1995. Prior to that time, he had served as vice president of finance and rates, treasurer and chief financial officer. Mr. Eppler, who is 49 years old, joined Cleco in 1981 and served as manager, investor relations and finance until 1985, when he became vice president of financial services.

  . Gregory L. Nesbitt has served as chairman of Cleco's board of directors since January 1999 and as chief executive officer since 1993; he had served as president from 1992 until January 1999, as chief operating officer from 1991 to 1993 and as executive vice president from 1988 to 1991. Mr. Nesbitt, who is 62 years old, has been a director of Cleco since 1988 and is a member of the Executive Committee. He joined Cleco in 1980 and served as senior vice president of Cleco's electric power supply group until 1988.

Organization and Compensation of the Board of Directors

   Cleco's board of directors has an Executive Committee, an Audit Committee and a Compensation Committee. The members of those committees are identified, as appropriate, under "Class III Directors," "Class II Directors" and "Class I Directors" above. Cleco's board of directors has no standing nominating committee.

   The Audit Committee recommends to Cleco's board of directors the appointment of the independent auditors of Cleco, reviews the scope of audits, reviews and recommends to Cleco's board of directors financial reporting and accounting practices, reviews the scope and results of Cleco's procedures for internal auditing and the adequacy of the system of internal accounting controls of Cleco and has responsibility with respect to audit matters generally. The Audit Committee held two meetings during 1999.

   The Compensation Committee approves, or in some cases recommends to Cleco's board of directors, remuneration arrangements and compensation plans involving Cleco's board of directors, officers and employees and administers the granting of restricted stock and other awards to eligible employees under the Long-Term Incentive Plan and the annual incentive compensation program. The Compensation Committee held three meetings during 1999.

   Cleco's board of directors held four regular meetings and two special meetings during 1999. At intervals between formal meetings, members of Cleco's board of directors are provided with information regarding the operations of Cleco and are consulted informally from time to time with respect to pending business. During 1999, all directors attended at least 75% of the total number of meetings of Cleco's board of directors and of the committees of Cleco's board of directors on which such directors served.

   Any director who is a regularly employed officer of Cleco receives no fees for serving as a director of Cleco. Currently, each non-employee director receives an annual retainer of $18,000 for serving as a director. Each non-employee director who is the chairman of a board committee receives an additional annual fee of $3,000. Each non-employee director receives $800 for each day he or she attends one or more meetings of Cleco's board of directors or its committees. The annual retainer, the annual fee for serving as a chairman of a board committee and the attendance fee are paid, at the option of each director, in cash, Cleco common stock or a combination of both. Cleco also reimburses directors for travel and related expenses incurred in attending meetings of Cleco's board of directors or such committees.

   Under the existing Long-Term Incentive Plan, amended and restated effective as of 1998, each non-employee director is entitled to receive an automatic grant of options to purchase 2,500 shares of Cleco common stock. The grant is made at the beginning of each director's term and is prorated when a new director is elected, based on the amount of time remaining in such director's term. Each grant is immediately exercisable, has a 10-year term and permits the holder to purchase shares at their fair market value on the date of grant. In December 1999, Mr. King was granted options to purchase 278 shares of Cleco common stock in connection with his election to Cleco's board of directors. A table containing the benefits to be received by Cleco's directors and officers under the Cleco Corporation 2000 Long-Term Incentive Compensation Plan, if it is approved by Cleco's shareholders at the annual meeting, appears on page 27 of this proxy statement.

   Cleco also participates as an employer in a deferred compensation plan maintained by Cleco Utility Group Inc. for Cleco's non-employee directors. Under the plan, a director may elect to defer all or part of his or her fees. Cleco has a retirement plan for its non-employee directors under which directors with five years of service receive, at age 65 or upon later retirement, a maximum annual benefit of $12,000. Benefits are payable for life or a period equal to the number of years of service as a director, whichever is shorter. Cleco also provides its non-employee directors with $200,000 of life insurance and permanent total disability coverage under Cleco's group accidental death and dismemberment plan, which covers all active, full-time employees.

Interests of the Board of Directors

  . Mr. Crowell is a member of Crowell & Owens. Crowell & Owens performed legal services for Cleco in 1999 and will be retained to perform comparable services in 2000. The amount paid to Crowell & Owens for legal services performed in 1999 for Cleco was less than $2,000.

  . Mr. Ratcliff is the chairman, president and chief executive officer of Ratcliff Construction Company, Inc. In competitive bidding, Ratcliff Construction Company, Inc. was awarded a site preparation contract for the Coughlin Station Repowering Project of Cleco's wholly owned subsidiary, Cleco Evangeline LLC. The contract amount of $518,917.01 was paid in full on March 15, 1999.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

   The following table sets forth the number of shares of Cleco common stock and Cleco preferred stock beneficially owned as of February 1, 2000 by each director and nominee, each of the executive officers named in the Summary Compensation Table and all directors, nominees and executive officers as a group.

   Shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or to dispose of the shares, regardless of whether such person has any economic interest in the shares. In addition, a person is deemed to "beneficially own" any shares of which such person has the right to acquire beneficial ownership within 60 days, as in the case of the stock options that are set forth under the "Options Exercisable Within 60 Days" column.

   Shares of Cleco common stock listed under the "Direct" column are those as to which each named individual has sole voting or dispositive power, including shares held under the Savings and Investment Plan and shares granted as restricted stock awards under the Long-Term Incentive Plan. Mr. Dubroc holds 607 shares under the Savings and Investment Plan. The other executive officers included in the amount shown for all directors, nominees and executive officers as a group hold 1,467 shares under the Savings and Investment Plan. Restricted stock awards under the Cleco Corporation 2000 Long-Term Incentive Compensation Plan, subject to the approval of the plan by Cleco's shareholders at the 2000 annual meeting, were granted to the named executive officers as follows:

          .Mr. Eppler  6,341 shares

          .Mr. Howlin  2,854 shares

          .Ms. Powell  2,341 shares

          .Mr. Dubroc  2,780 shares

The other executive officers included in the amount shown for all directors, nominees and executive officers as a group were granted 9,773 shares as restricted stock awards under the Cleco Corporation 2000 Long-Term Incentive Compensation Plan, subject to the approval of the plan by Cleco's shareholders at the 2000 annual meeting.

   Shares listed under the "Other" column are those as to which the named individual shares voting and dispositive power with another person. The shares of Cleco preferred stock beneficially owned by the individuals indicated in the table are shares held for the respective accounts of executive officers under the Savings and Investment Plan.

                                                                         Amount and Nature
                                                                           of Beneficial
                            Amount and Nature of Beneficial                Ownership of
                               Ownership of Common Stock                  Preferred Stock
                          --------------------------------------------- ----------------------
                                         Options
                                       Exercisable              Percent                Percent
                                        Within 60                 of     Number of       of
                          Direct          Days      Other        Class  Shares(/1/)     Class
                          -------      ----------- -------      ------- -----------    -------
Directors and Nominees
  Sherian G. Cadoria....    1,000         2,500          0          *           0           *
  Richard B. Crowell....   24,266         2,500     54,260(/2/)     *           0           *
  David M. Eppler(/3/)..   21,837             0      2,597(/4/)     *         541           *
  J. Patrick Garrett....   18,571         1,667          0          *           0           *
  F. Ben James, Jr......    2,400         1,667          0          *           0           *
  Elton R. King.........    1,047           278          0          *           0           *
  A. DeLoach Martin,
   Jr...................   18,800         1,667          0          *           0           *
  Gregory L.
   Nesbitt(/5/).........   56,576             0      1,488(/4/)     *         310           *
  Robert T. Ratcliff....    1,395         3,334          0          *           0           *
  Edward M. Simmons.....    4,137         3,334      1,400(/6/)     *           0           *
  William H. Walker,
   Jr...................   30,771         3,334        800(/7/)     *           0           *
Named Executive Officers
  Darrell J. Dubroc.....    6,882(/8/)        0      1,397(/4/)     *         291           *
  Thomas J. Howlin......    6,491             0        355(/4/)     *          74           *
  Catherine C. Powell...    8,694             0      1,565(/4/)     *         326           *
  All directors,
   nominees and
   executive officers as
   a group (22 persons,
   including those
   listed above)........  226,215        20,281    733,597(/9/)  4.37     143,028(/9/)  49.52

--------
  * Less than 1% of class.

  (/1/)Represents the number of shares of preferred stock allocated under the Savings and Investment Plan that are convertible into Cleco common stock.

  (/2/)Includes 54,260 shares owned by members of Mr. Crowell's family and family trusts, for which beneficial ownership is disclaimed.

  (/3/)Mr. Eppler is also the president and chief operating officer of Cleco.

  (/4/)Represents the number of shares of common stock into which preferred stock held in the Savings and Investment Plan is convertible.

  (/5/)Mr. Nesbitt is also the chairman and chief executive officer of Cleco.

  (/6/)Includes 1,400 shares owned by Mr. Simmons' spouse and a family trust, for which beneficial ownership is disclaimed.

  (/7/)Includes 800 shares owned by a family trust, for which beneficial ownership is disclaimed.

  (/8/)Includes common stock allocated to Mr. Dubroc's account in the Savings and Investment Plan over which he has voting power and investment discretion.

  (/9/)The Savings and Investment Plan holds Cleco preferred stock that is convertible, at any time, into shares of Cleco common stock. 139,428 shares of Cleco preferred stock, convertible into 669,254 shares of Cleco common stock (3.0% of such common stock), have not yet been allocated to accounts of participants in such plan. Executive officers of Cleco serve with other Cleco employees as the administrator of the plan and, effective as of January 1, 1999, make voting decisions with respect to such unallocated shares. Such shares have been included only once in calculating the beneficial ownership of all officers and directors as a group.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth as of December 31, 1999, to the knowledge of Cleco based on a review of the information indicated, certain information with respect to each person who is the beneficial owner of more than 5% of the outstanding shares of any class of Cleco's voting securities.

                                                    Amount and Nature  Percent
                 Name and Address of Beneficial       of Beneficial      of
 Title of Class  Owner                                  Ownership       Class
 --------------  ------------------------------     -----------------  -------
 Preferred Stock UMB Bank, N.A.
                   Trustee of Cleco's Savings and
                   Investment Plan
                   1010 Grand Boulevard, Kansas
                   City, MO 64106                         278,513(/1/)  96.4

 Common Stock    T. Rowe Price Associates, Inc.
                   100 E. Pratt Street
                   Baltimore, Maryland 21202            1,301,400(/2/)   5.7

--------
  (/1/)Based upon information contained in Cleco's records and those of Cleco's transfer agent. Such 278,513 shares are held by UMB Bank, N.A., as Trustee of the Savings and Investment Plan. Such 278,513 shares are convertible under certain circumstances pursuant to Cleco's articles of incorporation, and the governing instruments of the Savings and Investment Plan, into 1,336,862 shares of Cleco common stock, subject to antidilution adjustment, or approximately 6.0% of the Cleco common stock outstanding as of December 31, 1999. Participants in the Savings and Investment Plan have voting rights with respect to shares of Cleco preferred stock allocated to their accounts. The Trustee is required to vote unallocated shares in accordance with instructions received from the administrator of the Savings and Investment Plan. The Trustee holds 540,129 shares of Cleco common stock. The Trustee may vote shares of common stock allocated to a participant's account only in accordance with instructions received from the participant. The combined holdings of the Trustee under the Savings and Investment Plan, on an as-converted basis with regard to the Cleco preferred stock, are 1,876,991 shares, or 8.4%, of the outstanding shares of Cleco common stock as of December 31, 1999.

  (/2/)As of December 31, 1999, based solely on a Schedule 13G filed with the Securities and Exchange Commission. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Cleco's executive officers and directors, and persons who beneficially own more than 10% of a registered class of Cleco's equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Cleco's equity securities. To Cleco's knowledge, based solely on review of the copies of such reports furnished to Cleco, during the fiscal year ended December 31, 1999, and except as described below, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% shareholders were satisfied. Cleco filed a late report on Form 4 for each of Messrs. Crowell, Garrett, Ratcliff, Simmons and Walker relating to compensation paid to them in the form of Cleco common stock in April 1999.

                            EXECUTIVE COMPENSATION

General

   The Summary Compensation Table below sets forth individual compensation information with respect to the chief executive officer and the four other most highly paid executive officers of Cleco for services rendered in all capacities to Cleco during the fiscal years ended December 31, 1999, December 31, 1998 and December 31, 1997. The table discloses the annual salary, bonuses and other compensation awards and payouts to the named executive officers.

                          Summary Compensation Table

Name and Principal                                   Other Annual        LTIP         All Other
Position                  Year  Salary  Bonus(/1/) Compensation(/2/) Payouts(/3/) Compensation(/4/)
------------------        ---- -------- ---------- ----------------- ------------ -----------------
Gregory L. Nesbitt....... 1999 $348,081  $216,248       $27,200        $367,109        $6,400
  Chairman and Chief      1998  334,623   176,090        21,645         184,859         6,400
  Executive Officer       1997  296,770   126,000        16,840         141,488         6,334

David M. Eppler.......... 1999 $236,923  $131,808       $12,198        $132,165        $6,776
  President and Chief     1998  205,389    90,300         8,000          64,862         6,924
  Operating Officer       1997  166,478    54,000         5,837          43,687         6,836

Thomas J. Howlin......... 1999 $174,007  $ 80,459       $ 5,818        $      0        $7,111
  Senior Vice President-- 1998  167,424    70,690         2,417               0         5,217
  Financial Services and  1997   69,454    71,500             0               0         4,085
  Chief Financial Officer
  (Hired in 1997)

Catherine C. Powell...... 1999 $134,231  $ 66,074       $ 6,499        $ 86,223        $6,565
  Senior Vice President-- 1998  128,334    48,380         5,047          44,453         6,624
  Employee and            1997  111,023    33,660         4,044          29,515         6,188
  Corporate Services

Darrell J. Dubroc........ 1999 $154,081  $ 65,616       $ 5,394        $ 53,921        $6,476
  Senior Vice President-- 1998  147,039    53,120         3,098               0         6,474
  Generation Services     1997  118,656    36,910         1,287               0         9,964

--------
  (/1/)The "Bonus" column includes cash awards that are payable or have been paid to executive officers pursuant to the following:

       . An annual incentive compensation program under which participants may receive incentive compensation determined by the performance of Cleco and the individual participants;

       . Merit lump-sum payments received by certain named executive officers; and

       . Payments received under Cleco's spot award incentive plan, which rewards individual performance.

  (/2/)For 1999, 1998 and 1997, the "Other Annual Compensation" column includes dividends paid on restricted stock awards under the Long-Term Incentive Plan. Dividends on restricted stock are paid quarterly and at the same rate as dividends on the Cleco common stock.

  (/3/)Restricted stock awards granted under the Long-Term Incentive Plan are reported under the "Long-Term Incentive Plan--Awards in 1999" table below. The number and value of the aggregate restricted stock holdings at December 31, 1999, a portion of which is included in the "LTIP Payouts" column, for each of the named executive officers were as follows:

       . Mr. Nesbitt--16,485 shares with a value of $528,550;

       . Mr. Eppler--7,393 shares with a value of $237,038;

       . Mr. Howlin--3,526 shares with a value of $113,052;

       . Ms. Powell--3,939 shares with a value of $126,294; and

       . Mr. Dubroc--3,269 shares with a value of $104,812.

    The "LTIP Payouts" column includes the value of restricted stock and opportunity shares under the Long-Term Incentive Plan that vested in the following years and related tax gross-up amounts:

       . 1999--relating to the performance period January 1, 1996 to December 31, 1998;

       . 1998--relating to the performance period January 1, 1995 to December 31, 1997; and

       . 1997--relating to the performance period January 1, 1994 to December 31, 1996.

  (/4/)The "All Other Compensation" column includes the following:
       Amounts contributed or accrued by Cleco under the Savings and Investment Plan on behalf of the named executive officers as follows:

                                                             1997   1998   1999
     . Mr. Nesbitt......................................... $6,334 $6,400 $6,400
     . Mr. Eppler.......................................... $6,333 $6,400 $6,400
     . Mr. Howlin.......................................... $    0 $4,237 $6,400
     . Ms. Powell.......................................... $5,973 $6,400 $6,400
     . Mr. Dubroc.......................................... $4,881 $6,400 $6,400

    Term life insurance premiums paid for the benefit of the named executive officers as follows:

                                                             1997   1998   1999
     . Mr. Eppler.......................................... $  503 $  524 $  376
     . Mr. Howlin.......................................... $  210 $  980 $  711
     . Ms. Powell.......................................... $  215 $  224 $  165
     . Mr. Dubroc.......................................... $   71 $   74 $   76

    Unused vacation purchased from the named executives as follows:

                                                             1997   1998   1999
     . Mr. Howlin.......................................... $3,875 $    0 $    0
     . Mr. Dubroc.......................................... $5,012 $    0 $    0

Stock Option Plans

   Cleco currently maintains two plans pursuant to which options to purchase shares of common stock are outstanding. The first is the 1981 Incentive Stock Option Plan, covering an aggregate of 800,000 shares of Cleco common stock. It expired in 1991, and no additional grants can be made under the plan. As of December 31, 1999, no options remained exercisable pursuant to grants made under the 1981 Incentive Stock Option Plan.

   Cleco also has in effect the 1990 Long-Term Incentive Plan, which was amended and restated effective April 24, 1998, pursuant to which certain officers and key employees may receive restricted stock, stock options or stock appreciation rights, among other awards. An aggregate of 800,000 shares of Cleco common stock has been reserved for issuance under this plan. It expired on January 1, 2000, and no additional grants can be made under the plan. As of December 31, 1999, grants or awards representing 537,700 shares of Cleco common stock had been made under the plan.

   Option Grants. The following table sets forth, for each of the five persons listed in the Summary Compensation Table, the following information concerning nonqualified stock options granted during 1999:

  . The number of shares of Cleco common stock underlying options granted during 1999;

  . The percent such grants represent of the total number of options granted to Cleco employees in 1999;

  . The per share exercise price and expiration date of such options; and

  . The potential realizable value of each such grant of options, assuming that the market price of Cleco common stock appreciates from the date of grant to the end of the option term at a 5% and 10% compound annual rate.

                             Option Grants in 1999

                                                                          Potential Realizable
                                                                            Value at Assumed
                                                                            Annual Rates of
                                                                        Stock Price Appreciation
                                      Individual Grants                     for Option Term
                         ---------------------------------------------- -------------------------
                          Number of     % of Total
                          Securities     Options
                          Underlying    Granted to Exercise
                           Options      Employees    Price   Expiration
Name                     Granted(/1/)    in 1999   ($/share)    Date    5%($)(/2/)   10%($)(/2/)
----                     ------------   ---------- --------- ---------- ------------ ------------
Gregory L. Nesbitt......    24,000(/3/)    4.5       32.25    05/01/03    136,853.29   290,345.64

David M. Eppler.........    12,000(/4/)    2.2       32.25    07/23/09    243,382.22   616,778.33
                            20,000(/5/)    3.7       38.41    07/23/09    214,513.40   737,464.73
                            20,000(/6/)    3.7       40.71    07/23/09    143,152.30   628,999.14
                            20,000(/7/)    3.7       43.16    07/23/09     67,137.22   513,459.70

Thomas J. Howlin........     6,800(/4/)    1.3       32.25    07/23/09    137,916.59   349,507.72
                            13,333(/5/)    2.5       38.41    07/23/09    143,005.36   491,630.86
                            13,333(/6/)    2.5       40.71    07/23/09     95,432.48   419,322.27
                            13,334(/7/)    2.5       43.16    07/23/09     44,760.38   342,323.58

Catherine C. Powell.....     4,100(/4/)    0.8       32.25    07/23/09     83,155.59   210,732.60
                            10,000(/5/)    1.9       38.41    07/23/09    107,256.70   368,732.37
                            10,000(/6/)    1.9       40.71    07/23/09     71,576.15   314,499.57
                            10,000(/7/)    1.9       43.16    07/23/09     33,568.61   256,729.85

Darrell J. Dubroc.......     5,500(/4/)    1.0       32.25    07/23/09    111,550.18   282,690.07
                            13,333(/5/)    2.5       38.41    07/23/09    143,005.36   491,630.86
                            13,333(/6/)    2.5       40.71    07/23/09     95,432.48   419,322.27
                            13,334(/7/)    2.5       43.16    07/23/09     44,760.38   342,323.58

--------
  (/1/)All options would immediately vest upon a change of control as defined in the Long-Term Incentive Plan. A "change of control" is generally deemed to have occurred if (a) any person or group becomes the direct or indirect beneficial owner of 20% or more of Cleco's outstanding voting securities; (b) the majority of Cleco's board changes, except in certain cases; (c) as a result of a merger or consolidation, less than 80% of the surviving corporation's outstanding voting securities are owned by former Cleco shareholders (excluding the affiliates of any party to the transaction); (d) Cleco transfers all or substantially all of its assets;
       (e) Cleco's shareholders approve a plan of dissolution or liquidation; or
       (f) certain other significant events that Cleco would be required to report in a proxy statement.

  (/2/)These columns show the gains the named executive officers could realize if the market price of Cleco common stock appreciates at a 5% or 10% compound annual rate. These growth rates are arbitrary assumptions specified by the SEC, not Cleco's predictions.

  (/3/)The Long-Term Incentive Plan provides that if a person's employment with Cleco is terminated on account of early or late retirement under Cleco's pension plan, such person is entitled to exercise options granted under the Long-Term Incentive Plan, in whole or in part, during the three-year period following the date of retirement, provided such exercise occurs after the one-year anniversary of the grant. Based on Mr. Nesbitt's planned retirement on May 1, 2000, the options granted to him on July 23, 1999 will be exercisable after July 23, 2000 until May 1, 2003.

  (/4/)These option grants vest in one-third increments per year beginning on the third anniversary of the date of grant, so long as the officer remains an employee.

  (/5/)These option grants vest on the third anniversary of the date of grant, so long as the officer remains an employee.

  (/6/)These option grants vest on the fourth anniversary of the date of grant, so long as the officer remains an employee.

  (/7/)These option grants vest on the fifth anniversary of the date of grant, so long as the officer remains an employee.

   Options Exercised. The following table sets forth, for each of the five persons listed in the Summary Compensation Table, the following information concerning stock options exercised during 1999:

     .The number of shares of Cleco common stock acquired upon the exercise of options during 1999;

     .The aggregate dollar value realized upon the exercise of such options;
      and

     .The total number of exercisable and unexercisable options held on December 31, 1999.

None of these persons held any in-the-money options on December 31, 1999.

        Aggregate Options Exercised in 1999 and Year-End Option Values

                                                Number of Securities
                        Shares                 Underlying Unexercised
                       Acquired             Options at December 31, 1999
                          on       Value    --------------------------------
Name                   Exercise Realized($)  Exercisable      Unexercisable
----                   -------- ----------- -------------    ---------------
Gregory L. Nesbitt...   2,000     33,440          0             24,000

David M. Eppler......   2,800     36,491          0             72,000

Thomas J. Howlin.....       0          0          0             46,800

Catherine C. Powell..       0          0          0             34,100

Darrell J. Dubroc....       0          0          0             45,500

Long-Term Incentive Plan

   The following table sets forth, for each of the five persons listed in the Summary Compensation Table, information related to grants under the Long-Term Incentive Plan during 1999. The amounts listed in the "Number of Shares" column represent the performance-based restricted stock granted to the named executive officers in 1999. The recipient of a restricted stock grant is the record owner of the number of target shares awarded, which are issued in the name of the recipient but held in escrow by Cleco until delivery to, or forfeiture by, the recipient. The recipient may vote the shares covered by the award and receive dividends, but generally may not sell, pledge or otherwise transfer such shares until the restriction period imposed by the Compensation Committee ends and the performance goals established by the committee have been met. The recipient may, at the end of the restriction period, forfeit all or a portion of the restricted shares awarded depending upon the performance level achieved. The restricted stock awards require a three-year holding period following vesting before any shares may be sold.

   The amounts listed in the "Number of Threshold Shares" and "Number of Target Shares" columns, respectively, represent performance-based restricted stock granted in 1999 that will vest under the threshold and target levels established by the Compensation Committee. In 1999, the Long-Term Incentive Plan was modified to incorporate strategic plan performance measures, in addition to a comparison of Cleco's total shareholder return to that of a peer group of utilities and energy services companies. New performance measures include growth in net income and return on investment. To trigger an award, comparative shareholder return (computed as the Cleco common stock price appreciation plus dividends paid during the performance cycle) must be at or above the preestablished performance level of the 40th percentile. The vesting or payout schedule for the restricted stock awards, once the minimum comparative shareholder return requirement is satisfied, is as follows:

  . No awards will vest if Cleco's performance on growth in net income and return on investment is less than 75% of plan.

  . Threshold performance on both factors provides a 30% award payout.

  . Target performance on both factors at 100% of plan provides 100% award payout.

Performance awards above the threshold level and below the target level are prorated.

   The amounts under the "Number of Maximum Shares" column represent the number of performance-based restricted stock grants that vest at the target level set forth under the "Number of Target Shares" column plus the number of performance-based "opportunity shares" granted to the named executive officers in 1999 that will vest between the target and maximum levels established by the Compensation Committee.

"Opportunity shares" awarded in connection with a restricted stock award will not be issued until the lapse of restrictions on the related restricted stock and do not entitle the recipient to the rights of a shareholder until the time of issuance of the Cleco common stock representing the "opportunity shares." "Opportunity share" awards require a three-year holding period following vesting before any of the shares may be sold. The "opportunity shares" vest based on performance above target levels for growth in net income and return on investment and will be issued when the restriction period on the related restricted stock lapses. The vesting or payout schedule for the "opportunity shares" included in this column, based on Cleco performance on growth in net income and return on investment, is as follows:

  . No awards of "opportunity shares" vest if Cleco's performance is at or below 100% of plan for growth in net income and return on investment.

  . Maximum performance provides 100% "opportunity shares" award payout, which is equal to 100% of the number of target shares of restricted stock, at 125% of plan for growth in net income and 130% of plan for return on investment.

Performance awards of "opportunity shares" above the target level and below the maximum level are prorated.

                    Long-Term Incentive Plan--Awards in 1999


                                                     Estimated Future Payouts
                                  Performance or   -----------------------------
                                Other Period until Number of Number of Number of
                      Number of   Maturation or    Threshold  Target    Maximum
Name                   Shares         Payout        Shares    Shares    Shares
----                  --------- ------------------ --------- --------- ---------
Gregory L. Nesbitt..    6,077    1/1/99-12/31/01     1,824     6,077    12,154

David M. Eppler.....    3,472    1/1/99-12/31/01     1,042     3,472     6,944

Thomas J. Howlin....    2,025    1/1/99-12/31/01       608     2,025     4,051

Catherine C.
 Powell.............    1,563    1/1/99-12/31/01       469     1,563     3,125

Darrell J. Dubroc...    1,345    1/1/99-12/31/01       404     1,345     2,691

Please see page 27 of this proxy statement for information relating to expected awards under the Cleco Corporation 2000 Long-Term Incentive Compensation Plan.

Retirement Plans

   Cleco's executive officers are participants in the Savings and Investment Plan, the Pension Plan and a Supplemental Executive Retirement Plan, or SERP, all of which are maintained by Cleco Utility Group Inc. Contributions made in 1999 to the Savings and Investment Plan for the benefit of the named executive officers are listed in the Summary Compensation Table.

   Pension Plan. The Pension Plan generally covers employees of Cleco who have attained age 21 and completed one year of service. The monthly benefit payable under the Pension Plan at the normal retirement age of 65 is an amount determined with reference to a participant's "compensation base" and years of service at termination of employment. A participant's "compensation base" is calculated by averaging compensation paid during the highest successive five completed calendar years during the 10 years prior to termination of employment. Compensation is determined taking into account the salaries and bonuses reflected in the "Salary" and "Bonus" columns of the Summary Compensation Table. Benefits under the Pension Plan are fully vested upon the completion of five years of service. The maximum annual benefit payable under the Pension Plan for employees who retire in 2000 is the lesser of $135,000, a limitation imposed by the Internal Revenue Code of 1986, as amended (the "Code"), or 100% of "average compensation," as defined in the Code. Payments to retired employees under the Pension Plan are not reduced for Social Security benefits or other offsetting amounts.

   As of December 31, 1999, the following individuals had the following years of service credited under the Pension Plan:

           . Mr. Nesbitt                       19 years

           . Mr. Eppler                        18 years

           . Mr. Howlin                         2 years

           . Ms. Powell                         8 years

           . Mr. Dubroc                        14 years

   SERP. Effective July 1, 1992, Cleco established a supplemental executive retirement plan, or SERP, for the benefit of certain participants designated by the Compensation Committee. As of December 31, 1999, the chief executive officer and the four other most highly compensated executive officers participated in the SERP. Under the SERP, eligible compensation is based upon the sum of the highest annual salary paid during the five years prior to termination of employment and the average of the three highest annual incentive compensation program awards paid to the participant during the preceding five years. These amounts are reflected in the "Salary" and "Bonus" columns of the Summary Compensation Table. Benefits are payable from Cleco's general assets. The following table illustrates the combined estimated annual benefit payable from both the Pension Plan and the SERP at age 65 to persons at specified compensation levels. Benefits are computed on a joint and 100% survivor annuity basis.

                                       Years of Service at Retirement
                                --------------------------------------------
     Final Total Compensation      15       20       25       30       35
     ------------------------   -------- -------- -------- -------- --------
             $125,000           $ 81,250 $ 81,250 $ 81,250 $ 81,250 $ 81,250

              150,000             97,500   97,500   97,500   97,500   97,500

              175,000            113,750  113,750  113,750  113,750  113,750

              200,000            130,000  130,000  130,000  130,000  130,000

              225,000            146,250  146,250  146,250  146,250  146,250

              250,000            162,500  162,500  162,500  162,500  162,500
              300,000            195,000  195,000  195,000  195,000  195,000

              400,000            260,000  260,000  260,000  260,000  260,000

              450,000            292,500  292,500  292,500  292,500  292,500

              500,000            325,000  325,000  325,000  325,000  325,000

Severance Agreements

   Cleco has severance agreements with Mr. Nesbitt, Mr. Eppler, Mr. Howlin, Ms. Powell and Mr. Dubroc and other executive officers and general managers of Cleco. Each agreement provides generally for the payment of a minimum annual salary, participation in all Cleco benefit plans and programs applicable to Cleco's executive officers and reimbursement of employment-related expenses incurred during the term of employment. Under the severance agreements, the 2000 base salaries for the individuals named in the Summary Compensation Table are as follows:

           . Mr. Nesbitt                       $350,000

           . Mr. Eppler                        $300,000

           . Mr. Howlin                        $195,000

           . Ms. Powell                        $160,000

           . Mr. Dubroc                        $180,000

Mr. Eppler's base salary will increase to $325,000 in connection with his assumption of the position of Cleco's chief executive officer upon Mr. Nesbitt's retirement.

   Each severance agreement provides for an initial three-year term that renews annually for one additional year, unless either Cleco or the executive officer gives notice prior to renewal that such officer's term of employment will not be extended. The agreements for Mr. Nesbitt, Mr. Eppler, Mr. Howlin, Ms. Powell and Mr. Dubroc include provisions governing the payment of severance benefits in an amount equal to the executive's annual base salary if the executive's employment is terminated (a) by Cleco for any reason, other than a material breach by the executive, or (b) by the executive following a reduction in base salary, other than a reduction in pay uniformly applicable to all officers, or a significant reduction in the executive's authority, duties or responsibilities. The executive also is entitled to continued health plan coverage for up to 18 months after such termination, and the executive is entitled to require Cleco to (a) purchase his or her principal residence, if it is located within 60 miles of Cleco's Pineville office, for an amount equal to the greater of (i) the purchase price of the residence plus the cost of capital improvements or (ii) the fair market value of the residence, and (b) pay or reimburse the executive for relocation costs. Lesser severance benefits are payable to other executive officers and managers.

   If a change in control, as defined in the agreement, occurs and within three years after such change the executive's employment is terminated by Cleco for reasons other than a material breach or the executive terminates his or her employment for good reason, as defined in the agreement, then Cleco is obligated to pay the executive, in lieu of any severance obligation otherwise payable under the agreement, an amount equal to three times the executive's average compensation paid during the five calendar years preceding the change in control. In the event of a change in control, payments under the agreements for the individuals named in the Summary Compensation Table, using the average compensation for the years 1995 through 1999, will be approximately as follows:

           . Mr. Nesbitt                      $2,026,018

           . Mr. Eppler                       $  884,328

           . Mr. Howlin                       $  351,281

           . Ms. Powell                       $  522,108

           . Mr. Dubroc                       $  452,544

   However, the severance agreements limit the amount payable upon a change in control to an amount that will not result in the disallowance of a deduction to Cleco under the "golden parachute" provisions of the Code or the imposition of an excise tax on the employee under Section 4999 of the Code. Lesser change in control benefits are provided to other executive officers and managers.

   The severance agreements also generally require the executives not to disclose confidential information relating to Cleco and, for a period of one year after termination, not to hire Cleco officers, employees or agents, or solicit or divert any customer or supplier of Cleco.

Compensation Committee Report on Executive Compensation

   The Compensation Committee has prepared its report of 1999 executive compensation. The committee, composed entirely of directors who are not current or former officers or employees of Cleco, is responsible for implementing or making recommendations to the board of directors with respect to Cleco's officer compensation programs. The committee has retained the services of executive compensation consultants to provide professional assistance, data and advice regarding pay practices at Cleco. This report describes the basis on which such 1999 compensation determinations or recommendations were made by the committee with respect to Cleco's executive officers. This report provides specific information regarding compensation of Cleco's chairman and chief executive officer and general information regarding compensation of Cleco's executive officers as a group. Cleco's chief executive officer and four other most highly compensated executive officers are sometimes referred to as the "Named Executives."

   Section 162(m) of the Code limits to $1,000,000 in a taxable year the deduction Cleco may claim for compensation paid to an executive officer, unless certain performance-based requirements are met. Cleco has reviewed this provision and does not anticipate any payment of compensation in the near term in excess of that which is deductible under Section 162(m). Accordingly, no change to any of the current compensation plans is contemplated at this time. Under the Cleco Corporation 2000 Long-Term Incentive Compensation Plan, which will be presented to Cleco shareholders for approval at the 2000 annual meeting, the committee has the discretion to award performance-based compensation that qualifies under Section 162(m) based on the achievement of objective performance goals.

 Compensation Philosophy and Overall Objective of Executive Compensation
 Programs

   Cleco seeks to ensure that executive compensation is directly linked to corporate performance and increased shareholder value and is comparable with pay practices in the industry. Each year, the committee, in making compensation decisions and recommendations, and the board of directors, in approving base salaries, review Cleco's performance and compare such performance to specified internal and external performance standards. The following guidelines are used by the committee to make compensation decisions and recommendations:

  . To provide variable compensation opportunities that are linked to the financial performance of Cleco and that align executive compensation with the interests of shareholders.

  . To provide incentives to increase corporate performance and shareholder value relative to those of other electric utilities and other energy services companies.

  . To establish executive officer base pay levels somewhat below the competitive market, while providing incentive awards above the market when designated performance objectives are achieved.

  . To provide a competitive total compensation package that is "at-risk" driven and enables Cleco to attract and retain key executives.

 Compensation Program Components

   The compensation program for executive officers is currently comprised of base salary, annual performance-related incentives and performance-based awards of restricted stock and related "opportunity shares" granted under the Long-Term Incentive Plan. In addition, selected key contributors and the executive officers have stock options outstanding that were granted under the Long-Term Incentive Plan, which expired January 1, 2000 and under which no future grants can be made. The compensation programs for Cleco's executive officers are further explained below.

   Base Salaries. Base pay levels are recommended by the committee and are largely determined through comparisons with those of utilities and other energy services companies of similar size and complexity to Cleco and, as appropriate, based on the responsibilities of the specific executive, a blend of general industry and utilities/energy services companies. These companies are included in the Edison Electric Institute Index of approximately 90 investor-owned electric utilities/energy services companies. A listing of these companies appears on page 21 of this proxy statement. Actual salaries are based on individual performance contributions within an overall salary and total compensation administration program. While the actual relationship may vary from year to year, it is Cleco's policy to have base pay levels for Cleco's executive officers, including the Named Executives, be somewhat below the average of the competitive market. Including 1999 base salary increases, actual base pay levels for Cleco's executive officers, including the Named Executives, are consistent with this policy. Increases in base salaries for 1999 to continuing executive officers were recommended by the committee and approved by the board of directors in January 1999. In January 1999, the Named Executives, other than the chief executive officer, received pay increases that averaged 11.9%.

   Annual Incentive Compensation. Cleco's executive officers are eligible to participate in an annual incentive compensation program, the objective of which is to deliver competitive levels of compensation for the attainment of short-term financial objectives Cleco believes contribute to shareholder value over time and to reinforce behavior that contributes to consistent growth of the enterprise. The committee establishes total target annual bonus levels based on 50th percentile bonus levels at other companies of similar size and complexity depending on the defined competitive compensation market for the specific executive position. The utility/energy services companies utilized in the competitive analysis are included in the Edison Electric Institute Index. Targeted awards for Cleco's executive officers under this program range from 10% to 45% of base salary. Awards are paid in the first quarter of the year following the year for which the award is earned. The amounts of actual awards are further subject to the discretion of the committee, within established program guidelines. For example, the committee has the ability to make adjustments to reflect extraordinary items of income or expense. Awards are based on both corporate and business unit performance, which was a modification to the plan made in 1999. Corporate performance awards range from 60% to 100% of total target bonus levels and are based on earnings-per-share goals and Cleco's return on average equity in relation to that of companies in the Edison Electric Institute Index. Based on actual results, awards from 0% to 150% of corporate target incentive levels may be made.

   For awards based on 1999 performance, the primary earnings per share target was $2.35. Cleco's return on average equity target was the 50th to 59th percentile of the Edison Electric Institute Index. Cleco's actual 1999 return on equity performance was in the 60th to 74th percentile of the Edison Electric Institute Index and its primary earnings per share in 1999 was $2.43. Based on this corporate performance, the committee approved awards for 1999 at 137.3% of corporate target annual bonus levels. Business unit performance awards range from 0% to 40% of total target bonus levels and are based on various goals, depending upon the responsibilities of the executive. Based on actual results, awards from 0% to 250% of business unit target incentive levels may be made. For business unit awards based on 1999 performance, the committee approved awards that ranged from 96% to 150% of the business unit target bonus level. On a combined basis, total annual incentive awards for executive officers ranged from approximately 13% to 62% of base pay.

   Long-Term Incentive Compensation Plan. The committee supports increased stock ownership by Cleco's key executives and favors awards to key executives of stock and/or cash based on Cleco's stock price appreciation and other measures of performance. The basis for such position is the committee's belief that Cleco benefits by providing those persons who have substantial responsibility for the management and growth of Cleco with additional incentives. Thus, under the Long-Term Incentive Plan, executive officers may be eligible to receive performance-based grants of restricted stock, related "opportunity shares," restricted unit grant awards, related "opportunity units," stock options and stock appreciation rights, giving them the right to receive or purchase shares of Cleco common stock under specified circumstances or to receive cash awards based on Cleco's stock price appreciation or the achievement of preestablished long-term performance goals. The committee believes that such programs are also important as a means of retaining senior management over the long term. The number of shares of Cleco common stock and other awards granted to executive officers under the Long-Term Incentive Plan is based on competitive practices, such as compensation practices of utility/energy services companies that constitute the Edison Electric Institute Index and other companies, depending on the defined competitive compensation market for the specific executive.

   Grants and awards of restricted stock as well as related "opportunity shares" under the Long-Term Incentive Plan were made to all executive officers in 1999. Grants to executive officers are based on a competitive compensation analysis that accounts for compensation practices of energy services companies that constitute the Edison Electric Institute Index and other nonutility companies of similar size and complexity. Awards actually earned are based on Cleco's performance during a three-year performance cycle compared to the other utility/energy services companies in the Edison Electric Institute Index over the same period. For the seventh three-year performance cycle, which ended December 31, 1999, Cleco's total return to shareholders placed it at the 66th percentile compared to the Edison Electric Institute Index. As a result, the actual awards were made above the target level in order to reflect Cleco's relative performance. Provisions of the long-term restricted stock grants program require an additional three-year holding period following vesting before any shares may be sold. With the three-year performance cycle beginning in January 1, 1999, the Long-Term Incentive Plan was modified to incorporate strategic plan performance measures. These measures included compound growth in net income and return on investment over the performance period as well as peer group comparative total shareholder return for the three-year cycle.

   In July 1999 the committee recommended, and the board of directors approved, nonqualified stock option grants to selected executives and other key contributors. These grants were made at fair market value or a premium over the fair market value as of the date of the grant. These grants are exercisable, in three equal segments, over three years, beginning 36 months from the date of the grant.

 Other Executive Compensation Plans

   Cleco also provides executive officers with certain executive benefits, such as a supplemental retirement plan and severance agreements. The committee considers each of these programs to be reasonably competitive and appropriate for Cleco's executive officers.

 1999 Compensation for the Chairman and Chief Executive Officer

   The committee believes that the role of the chief executive officer is particularly important in reaching corporate goals and accomplishing organizational objectives. As such, for fiscal year 1999, the committee made the following recommendations or determinations regarding the compensation for Mr. Nesbitt:

  . Base Salary--Mr. Nesbitt is chairman and chief executive officer. His base salary was increased in January 1999 from $325,000 to $350,000, an increase of approximately 7.7%. The amount of this increase was based on the continued performance of Mr. Nesbitt as evaluated by the committee. Even with this adjustment, his base pay is below peers in the industry.

  . Annual Incentive--Mr. Nesbitt was eligible to participate in 1999 in Cleco's annual incentive compensation program discussed above. The chief executive officer's 1999 target award was 45% of his base salary. His actual award for 1999 was 137.3% of target, or 62% of his base salary.

  . Long-Term Incentive Plan--Grants and awards were made to Mr. Nesbitt under the Long-Term Incentive Plan during 1999. The number of shares of stock and other awards granted to the chief executive officer under the Long-Term Incentive Plan are based on competitive practices within the defined competitive market for the position. Administration is consistent with the provisions of the plan as described above in "Long-Term Incentive Compensation Plan." For the three-year performance cycle ended December 31, 1999, the chief executive officer's award was 127.5% of target, or 6,231 shares. In addition, Mr. Nesbitt received a nonqualified option to purchase 24,000 shares at fair market value as of the date of the grant. The option vests on the earlier of 2002, Mr. Nesbitt's retirement date or upon termination of employment on account of his death or disability.

 Summary

   The committee believes that base pay levels and increases and performance-based awards are reasonable and competitive with the compensation programs provided to officers and other executives by other companies of similar size and complexity to Cleco. The committee believes further that the degree of performance sensitivity in the annual incentive program continues to be reasonable, yielding awards that are directly linked to the annual financial and operational results of Cleco. A long-term incentive compensation plan provides, in the view of the committee, financial opportunities to participants and retention features for Cleco that are consistent with the relative returns that are generated on behalf of Cleco's shareholders.

 The Compensation Committee

   Edward M. Simmons, Chairman
   Brig. General Sherian G. Cadoria (U.S. Army Retired)
   J. Patrick Garrett
   William H. Walker, Jr.

Compensation Committee Interlocks and Insider Participation

   The members of the Compensation Committee of the board of directors are set forth above. There are no matters relating to interlocks or insider participation that Cleco is required to report.

Performance Graph

   The following performance graph compares the performance of the Cleco common stock to the S&P 500 Index and to the Edison Electric Institute Index, which includes Cleco, for Cleco's last five fiscal years. The graph assumes that the value of the investment in the Cleco common stock and each index was $100 at December 31, 1994 and that all dividends were reinvested.





                                                  December 31,
                                 -----------------------------------------------
                                  1994    1995    1996    1997    1998    1999
                                 ------- ------- ------- ------- ------- -------
Cleco........................... $100.00 $122.97 $133.95 $116.47 $185.32 $182.18
S&P 500 Index................... $100.00 $137.55 $169.12 $225.52 $289.96 $350.96
EEI Index(/1/).................. $100.00 $131.02 $132.59 $168.88 $192.34 $156.57

--------
  (/1/)As of December 31, 1999, the Edison Electric Institute Index was comprised of: Allegheny Energy; Alliant Energy; Ameren Corporation; American Electric Power Company, Inc.; Avista; Bangor Hydro-Elec Co.; Black Hills Power and Light Company; Carolina Power & Light Company; Central and South West Corporation; Central Hudson Gas & Electric Corporation; Central Vermont Public Service Corporation; Cinergy Corp.; Cleco Corporation; CMP Group, Inc.; CMS Energy Corp.; CONECTIV; Consolidated Edison Company of New York, Inc.; Constellation Energy Group, Inc.; Dominion Resources, Inc.; DPL Inc.; DQE Inc.; DTE Energy Co.; Duke Energy Corporation; Eastern Utilities Associates; Edison International; El Paso Electric Company; Empire District Electric Company; Energy East Corp.; Entergy Corporation; FirstEnergy Corp.; Florida Progress Corporation; FPL Group, Inc.; GPU Inc.; Green Mountain Power Corporation; Hawaiian Electric Industries, Inc.; IDACORP; Illinova Corp.; IPALCO Enterprises Inc.; Kansas City Power & Light Company; Keyspan Corp.; LG&E Energy Corp.; Madison Gas & Electric Co.; Maine Public Service Co.; MDU Resources Group, Inc.; Minnesota Power & Light Co.; Montana Power Co.; New Century Energies, Inc.; New England Electric System; Niagara Mohawk Power Corp.; NiSource Inc.; Northeast Utilities; Northern States Power Co.; Northwestern Corporation; NSTAR; OGE Energy; Otter Tail Power Company; Peco Energy Co.; PG&E Corp.; Pinnacle West Capital Corp.; Potomac Electric Power Corporation; PP&L Resources Inc.; Public Service Company of New Mexico; Public Service Enterprise Group Incorporated; Puget Sound Energy, Inc.; RGS Energy Group, Inc.; Reliant Energy; St. Joseph Light & Power Company; Scana Corp; Sempra Energy; Sierra Pacific Resources; SIGCORP, Inc.; Southern Company; TECO Energy, Inc.; TXU; TNP Enterprises, Inc.; Unicom Corporation; UniSource Energy Corporation; United Illuminating Company; Unitil Corp.; UtiliCorp United, Inc.; Western Resources, Inc.; Wisconsin Energy Corporation; and WPS Resources Corporation.

             PROPOSAL NUMBER 2--APPOINTMENT OF INDEPENDENT AUDITORS

   The firm of PricewaterhouseCoopers LLP, or its predecessor, Coopers & Lybrand LLP, independent certified public accountants, has served as auditors of Cleco and its predecessor continuously since 1952. Cleco's board of directors, upon recommendation of the Audit Committee, proposes to continue such firm's services as auditors of Cleco for the year ending December 31, 2000. PricewaterhouseCoopers LLP and its associates do not have any relationship with Cleco except in their capacity as auditors. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the appointment of PricewaterhouseCoopers LLP as auditors of Cleco.

   A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting. If present, the representative will have an opportunity to make a statement during the meeting if he or she so desires and will respond to appropriate questions raised during the meeting.

   The board of directors has unanimously approved the appointment of PricewaterhouseCoopers LLP as independent auditors and recommends that you vote "FOR" the appointment of PricewaterhouseCoopers LLP as independent auditors.

              PROPOSAL NUMBER 3--APPROVAL OF THE CLECO CORPORATION
                   2000 LONG-TERM INCENTIVE COMPENSATION PLAN

   On January 28, 2000, Cleco's board of directors adopted the Cleco Corporation 2000 Long-Term Incentive Compensation Plan (the "LTIP"), effective January 1, 2000, and authorized the issuance of Cleco common stock under the plan. Shareholders are now being asked to approve the LTIP and the reservation of shares thereunder to qualify certain options granted under the LTIP for special tax treatment under Code Section 422 and to qualify grants and awards made to certain officers as performance-based compensation deductible under Code Section 162(m).

   The 1990 Long-Term Incentive Plan, which was amended and restated effective April 24, 1998, expired by its terms on January 1, 2000, and no additional grants can be made under the plan. The board of directors has determined that, in order to ensure that Cleco's total compensation is competitive with industry practice, it would be in the best interest of Cleco to have a new long-term incentive plan. The LTIP provides the compensation committee of Cleco's board of directors with flexibility in developing appropriate long-term incentive strategies to attract, retain and motivate officers, executives and other key employees.

   The board of directors recommends a vote "FOR" the approval of the Cleco Corporation 2000 Long-Term Incentive Compensation Plan.

Summary of the LTIP

   Administration. The LTIP is ordinarily administered by the compensation committee of Cleco's board of directors. The board may act instead of the committee, and the committee may delegate certain of its administrative duties to executive officers of Cleco.

   Affiliates; Participation. Entities owned 50% or more by Cleco are defined as affiliates under the LTIP, including such entities that may be formed or acquired in the future. The committee designates affiliates whose employees are eligible to participate in the LTIP.

   Employees of Cleco and its participating affiliates are eligible to receive grants and awards under the LTIP when designated by the committee. As of February 28, 2000, there were approximately 1,385 employees eligible to participate in the LTIP; 129 have received grants or awards under the plan, subject to shareholder approval.

   Non-employee directors of Cleco and its participating affiliates also participate in the LTIP. As of February 28, 2000, nine non-employee directors were eligible to receive certain grants and awards under the plan.

   Number of Shares. A total of 800,000 shares of Cleco common stock, subject to adjustment for changes in the capitalization of Cleco, has been reserved for issuance under the LTIP.

   Grants and Awards. Nonqualified or incentive stock options, stock appreciation rights, restricted stock, and/or common stock equivalent units may be granted or awarded by the committee under the LTIP. Each grant or award is evidenced by an agreement between the committee and each employee or non-employee director and is subject to the terms and conditions described below.

   Imposition of Performance Objectives. The committee may impose performance objectives as a condition of any grant or award under the LTIP. The committee establishes performance objectives at the time of the grant or award or annually during the term of the grant or award and the period during which the objectives must be attained, referred to as a "performance cycle." Once established, performance objectives can be changed, adjusted or amended during a performance cycle in the discretion of the committee. The committee may waive all or any portion of the performance objectives during or after a performance cycle on account of a change in circumstances. At the conclusion of each performance cycle, the committee determines whether the performance objectives have been achieved, in whole or in part, and the portion of any grant or award that is free of restriction on account of the attainment of the objectives.

   Options. Nonqualified, or nonstatutory, and incentive stock options can be granted under the LTIP to employees of Cleco and its participating affiliates. The committee designates the employees eligible to receive grants and determines the terms and conditions of each option, which include:

  . The exercise price, which cannot be less than the fair market value of Cleco common stock on the date of grant with respect to incentive stock options;

  . The number of shares of Cleco common stock subject to the option;

  . The time or times at which the option is exercisable;

  . The term of any option, which cannot be more than 10 years from the date of grant; and

  . Any additional conditions imposed on exercise, such as the attainment of performance objectives.

   Options are exercisable when all conditions imposed on exercise have been satisfied or expire. The permissible means of payment for shares of Cleco common stock issued upon the exercise of an option are specified in each option agreement and can include cash, cash equivalents, shares of common stock, subject to certain limitations, or broker-assisted same-day sales. Before common stock is issued upon the exercise of an option, an employee has no rights as a shareholder with respect to the shares subject to the option.

   Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive the value of the appreciation of a share of Cleco common stock. Appreciation is measured as the difference between the fair market value of a share of Cleco common stock on the date the SAR is granted and the fair market value on the date the SAR is exercised. The committee can grant SARs either concurrently with an option or separately, without regard to an option. SARs granted concurrently with an option are generally subject to the same terms and conditions as the related option. The terms and conditions of a SAR granted without regard to a related option are determined by the committee and include the number of shares of common stock subject to the SAR, the time or times at which the SAR is exercisable, and any conditions imposed on the exercise of the SAR, such as the completion of a designated period of employment and/or attainment of performance objectives. When a SAR is exercised, appreciation is payable, in the discretion of the committee, in the form of Cleco common stock, cash or a combination thereof.

   Restricted Stock. The LTIP permits the committee to award shares of restricted stock, which is an award of Cleco common stock that is subject to restriction on transfer or other disposition for a designated period. The committee designates the conditions that must be satisfied during the restriction period, such as the completion of a specified period of employment and/or the attainment of specified performance objectives.

   Subject to any limitations imposed by the committee, employees who receive an award of restricted stock generally have all rights and privileges of shareholders during the restriction period, including voting rights and the right to receive dividends. Shares of common stock relating to an award of restricted stock are ordinarily issued at the time of the award but held by Cleco in escrow until the end of the restriction period.

   Common Stock Equivalent Units. The committee may award common stock equivalent units, the value of which is related to the value of shares of Cleco common stock. No common stock is issuable with respect to the award of a common stock equivalent unit. Instead, each unit is credited to a bookkeeping account as of the date of award. The committee may award dividend equivalent units in connection with the award of common stock equivalent units. If such units are awarded, as of each dividend payment date an amount equal to dividends paid on shares of Cleco common stock is credited to each ledger account based upon the number of units credited to such account on the payment date.

   Common stock equivalent units are distributable at the time or times designated by the committee; distribution may be contingent upon the completion of a specified period of employment and/or the attainment of performance objectives. Common stock equivalent units may be distributed in the form of cash, common stock, including restricted stock, or a combination thereof, in the discretion of the committee. Employees granted common stock equivalent units are not entitled to the rights of a shareholder of Cleco prior to the issuance of shares of common stock with respect to the units.

   Tax Payments. The committee may grant to an employee a cash award in connection with any grant or award made under the LTIP. The cash award is intended to provide all or a portion of the funds necessary to pay any taxes associated with the grant or award, including any taxes imposed on account of the cash award itself.

   Grants and Awards to Non-Employee Directors. Each non-employee director of Cleco and any designated affiliate can elect to receive all or any portion of his or her director's fees in the form of Cleco common stock instead of cash. In addition, each such non-employee director is eligible to receive the following grants and awards under the LTIP:

  . Upon election, appointment or reelection to the board, an immediately exercisable grant of 2,500 nonqualified options to purchase Cleco common stock. The option price is the fair market value of Cleco common stock on the date of grant. The options remain exercisable for 10 years, measured from the date of grant. If election or appointment occurs during the applicable term, the number of options granted is determined by multiplying 2,500 by the ratio of the number of whole and fractional years of the term over three.

  . Upon initial election to the board, a restricted stock award in the amount necessary to increase the director's ownership of Cleco common stock to 1,000 shares. The award is subject to restrictions on transfer and alienation until the shares have been paid, in full, by application of a portion of the director's annual retainer. The purchase price of the shares is the fair market value of Cleco common stock determined on the date of the award.

From time to time, the committee may make additional grants or awards to non-employee directors, subject to such terms and conditions as the committee deems appropriate, except that incentive stock options cannot be granted to non-employee directors and in no event will any individual grant or award exceed 2,500 shares of Cleco common stock.

   Lapse of Restrictions Upon Change in Control. Upon the occurrence of a change in control, all restrictions imposed on grants and awards lapse, all outstanding options become immediately exercisable, all common stock equivalent units become immediately distributable, and all performance objectives are deemed satisfied. For this purpose, Cleco's board of directors determines whether a change in control has occurred based upon the occurrence of the following events:

  . An event requiring disclosure in Cleco's proxy statement as a change in control;

  . The acquisition by any person or group of persons of 20% or more of the voting power of Cleco's then outstanding securities;

  . During any consecutive 24-month period, a change in the composition of Cleco's board, which excludes a majority of the continuing board without the approval or recommendation of the board;

  . The merger of Cleco into another entity or the consolidation of Cleco with another entity, other than a merger or consolidation with an affiliate, if less than 80% of the surviving corporation's voting securities are owned in the aggregate by the former shareholders of Cleco;

  . The sale, lease or other disposition of all or substantially all of the assets of Cleco in one or a series of transactions;

  . The approval by Cleco's shareholders of a plan of dissolution or liquidation; or

  . The sale of substantially all of the assets or common stock of Cleco
    Utility Group Inc.

   Lapse of Restriction In Connection With Business Transaction. If an employee's employment with Cleco and its affiliates is involuntarily terminated on account of a business transaction, other than for cause, such employee's outstanding grants and awards generally vest and are exercisable. A "business transaction" is defined as the sale of the stock or equity interests of an affiliate of Cleco or the sale of all or a substantial portion of the assets of an affiliate of Cleco.

   Forfeiture of Grants and Awards. The LTIP generally provides for the automatic forfeiture of any outstanding grant or award if an employee is terminated for cause. The term "cause" is defined as the intentional commission of an act of fraud, theft or embezzlement in the course of employment, the commission of an act that is materially injurious to Cleco's or an affiliate's financial condition or business reputation, intentional damage to the property of Cleco or an affiliate, the wrongful disclosure of confidential information or the refusal to perform material job duties.

   Fair Market Value. The LTIP provides that the fair market value of a share of Cleco's common stock is the average of the high and low closing sales prices on the New York Stock Exchange Composite Transactions reporting system on the date value is determined or, if no sales are reported on that day, the immediately preceding day on which a sale occurs. As of February 28, 2000, the average of the highest and lowest closing sales prices of common stock on the New York Stock Exchange Composite Transactions reporting system was $31.31 per share.

   Transferability of Grants and Awards. Grants and awards under the LTIP are generally not subject to transfer, assignment, pledge, alienation or other form of encumbrance, except in the event of death. The committee, in its discretion, may permit the transfer of any grant or award under the LTIP, except that incentive stock options and SARs related thereto cannot be transferred. Transfers are restricted to members of an employee's or director's immediate family, any trust for the benefit of such family members, and/or partnership comprised of family members. As a condition of any transfer, the employee or director and the transferee will be required to enter into an agreement with the committee pursuant to which the employee agrees to satisfy his or her applicable income and employment tax obligations and the transferee agrees to be bound by such terms and conditions as the committee deems necessary or appropriate.

   Adjustments Upon Changes in Capitalization, Merger or Sale of Assets. In the event of a recapitalization, stock dividend, stock split, combination of shares or other similar change in Cleco's capital structure that is effected without the receipt of consideration, appropriate proportional adjustments may be made in the number of shares of stock subject to the LTIP, the number of shares issuable under any grant or award, the purchase price of any option or the performance objectives applicable to any grant or award.

   In the event of any merger, consolidation or reorganization of Cleco with another entity that does not constitute a "change in control," shares of common stock then subject to the LTIP will be replaced with the number and kind of shares or other securities to which the holders of common stock are entitled in the transaction.

   Amendment and Termination. Cleco's board of directors may amend or discontinue the LTIP at any time, without the approval or consent of shareholders.

   New LTIP Benefits. The following table describes the grants and awards that have been made to employees of Cleco and the participating affiliates under the LTIP and the grant of nonqualified stock options that will be made to Cleco's non-employee directors, both subject to the approval of the plan by Cleco's shareholders.

                                                                         Number
                                                              Dollar       of
Name and Principal Position                               Value ($)(/1/) Units
---------------------------                               -------------- ------
Gregory L. Nesbitt.......................................           0         0
 Chairman and Chief Executive Officer
David M. Eppler..........................................     194,986     6,341
 President and Chief Operating Officer
Thomas J. Howlin.........................................      87,761     2,854
 Senior Vice President--Financial Services and Chief
 Financial Officer
Catherine C. Powell......................................      71,986     2,341
 Senior Vice President--Employee and Corporate Services
Darrell J. Dubroc........................................      85,485     2,780
 Senior Vice President
Executive Officer Group..................................     300,520     9,773
Non-Executive Director Group(/2/)........................     307,500    10,000
Non-Executive Officer Employee Group.....................   1,446,911    47,054

--------
  (/1/)Represents the value of Cleco common stock on January 3, 2000, the first date on which Cleco common stock was traded following January 1, 2000, the date as of which performance-based restricted stock awards were made, subject to the approval of the LTIP by Cleco's shareholders.
  (/2/)Awards of nonqualified options and restricted stock are ordinarily made following the annual meeting of shareholders.

Code Section 162(m)

   Under Code Section 162(m), compensation in excess of $1 million that is paid to Cleco's Named Executives cannot be deducted. Qualifying performance-based compensation is exempt from the calculation of the limit.

   To preserve Cleco's ability to deduct the compensation associated with grants and awards made under the LTIP, the plan provides that grants or awards made to an individual employee in any calendar year cannot cover an aggregate of more than 125,000 shares of Cleco common stock. The maximum aggregate amount distributable in the form of cash that may be paid to an individual employee in any calendar year is $500,000.

   The LTIP permits, but does not require, the committee to structure any grant or award made to a Named Executive as performance-based compensation. The particular performance-based objectives that may be imposed in connection with a grant or award that qualifies as performance-based compensation under Code
Section 162(m) are:

  . Cleco's earnings per share during a specified performance cycle;

  . Cleco's return on assets or return on equity during a specified performance cycle;

  . Cleco's return on investment or growth in income (whether gross or net) during a specified performance cycle;

  . Cleco's market share during a specified performance cycle; or

  . Changes in the value of Cleco common stock.

Attainment of the performance objectives can be determined with respect to the performance of Cleco and its affiliates or such performance when compared to a designated peer group.

Federal Income Tax Consequences

   The following summary is based upon current interpretations of existing federal income tax laws. It does not purport to be complete, and it does not discuss the tax consequences arising in the context of the employee's or director's death or the income tax laws of any local, state or foreign country in which the employee's or director's income or gain may be taxable.

   Options. There are no immediate federal income tax consequences to either an employee or director on the grant of a nonqualified option. Upon exercise, the employee or director recognizes taxable income in an amount equal to the excess of the then fair market value of Cleco common stock over the exercise price. Any taxable income recognized in connection with the exercise of a nonqualified option is added to the basis of the stock acquired on the exercise of the option and, as to an employee, is subject to withholding for income and employment taxes. When shares acquired on the exercise of the option are sold, any difference between the sales price and the employee's or director's basis is treated as long-term or short-term capital gain or loss, depending upon the holding period.

   An employee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, but the exercise is an adjustment item for alternative minimum tax purposes and may subject the employee to the alternative minimum tax. Upon the subsequent disposition of shares of Cleco common stock acquired on the exercise of an incentive stock option, an employee will recognize capital gain or loss in an amount equal to the difference between the exercise price and the sales price, provided the shares are not disposed of within two years of the date of grant and one year from the date of exercise of the incentive stock option. An employee disposing of shares prior to the expiration of these holding periods will recognize taxable income in an amount equal to the difference between the option price and the fair market value of such shares on the exercise date. Cleco is entitled to a deduction in connection with the exercise of an incentive stock option only to the extent, and at the same time, that the employee realizes taxable income.

   Stock Appreciation Rights. The grant of a SAR generally does not result in income to an employee or a deduction for Cleco. Upon the exercise of a SAR, an employee will recognize ordinary income and Cleco will be entitled to a corresponding deduction in an amount equal to the fair market value of Cleco common stock or cash received by the employee.

   Restricted Stock. There are no immediate federal income tax consequences to an employee, a non-employee director or Cleco upon the award of restricted stock. Upon the lapse of restrictions on transfer, an employee or director recognizes ordinary income in an amount equal to the then fair market value of Cleco common stock. Cleco is entitled to a deduction in the year of lapse in an amount equal to the amount the employee or director is required to recognize as ordinary income, subject to any limitations imposed under Code Section 162(m). Dividends paid on restricted stock are taxable to the employee or director as ordinary income and deductible by Cleco.

   An employee or non-employee director may elect to accelerate the date on which he or she recognizes ordinary income and begins his or her capital gains holding period by filing an election within 30 days after the award of restricted stock (an "83(b) election"). The ordinary income recognized on account of an 83(b) election is equal to the fair market value of Cleco common stock on the date of the award. Any ordinary income recognized by an employee on account of an 83(b) election is subject to withholding for income and employment taxes. Unless limited by Code Section 162(m), Cleco is entitled to a corresponding deduction at that time.

   Common Stock Equivalent Units. There are generally no federal income tax consequences to either an employee or Cleco on the grant or purchase of common stock equivalent units or the crediting of dividend equivalents to a ledger account. An employee recognizes taxable income upon the distribution of units and dividend equivalents, and Cleco is entitled to a deduction in the year of distribution in an amount equal to the amount the employee is required to recognize as taxable income, subject to the limitations of Code Section 162(m).

   Cash Awards. Upon the receipt of a cash award, an employee recognizes taxable income in an amount equal to the cash received, and the amount of the award is subject to withholding for income and employment taxes. Unless limited by Code Section 162(m), Cleco will be entitled to a tax deduction in the amount and at the time the employee recognizes ordinary income.

   Change in Control. The acceleration of the exercisability or the vesting of a grant or award upon the occurrence of a change in control may result in an "excess parachute payment" within the meaning of Code Section 280G. A "parachute payment" occurs when an employee receives payments contingent upon a change in control that exceed an amount equal to three times his or her "base amount." The term "base amount" generally means the average annual compensation paid to such employee during the five-year period preceding the change in control. An "excess parachute payment" is the excess of all parachute payments made to the employee on account of a change in control over the employee's base amount. If any amount received by an employee is characterized as an excess parachute payment, the employee is subject to a 20% excise tax on the amount of the excess, and Cleco is denied a deduction with respect to such excess.

Incorporation by Reference

   The foregoing is only a summary of the LTIP and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

              PROPOSAL NUMBER 4--APPROVAL OF THE CLECO CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

   On January 28, 2000, Cleco's board of directors adopted the Cleco Corporation Employee Stock Purchase Plan (the "ESPP"), subject to shareholder approval. Shareholders are being asked to approve the ESPP, the designation of the number of shares which may be issued under the plan and the entities whose employees are eligible to participate in the plan.

   The board of directors has determined that, in order to encourage and assist employees of Cleco and its affiliates to acquire an equity interest in Cleco, it would be in the best interest of Cleco to have an employee stock purchase plan. The ESPP provides the opportunity for employees to purchase shares of Cleco common stock at a discounted price. As a result, the interests of these employees will be aligned with the financial success of Cleco.

   The board of directors recommends a vote "FOR" the approval of the Cleco Corporation Employee Stock Purchase Plan.

Summary of the ESPP

   Number of Shares; Limitation on Purchases. A maximum number of 322,000 shares of Cleco common stock may be issued under the ESPP, subject to adjustment for changes in the capitalization of Cleco.

   Administration. The ESPP is administered by a committee appointed by Cleco's board of directors, which is ordinarily the Compensation Committee of the board. The committee may delegate all or a portion of its authority to administer the ESPP to Cleco's executive officers, except that the committee's authority to amend the ESPP cannot be delegated.

   Amendment and Termination. The committee and the board of directors each possess the authority to amend the ESPP; shareholder approval is required for any amendment that increases the number of shares subject to the ESPP or expands the types of entities defined as affiliates under the plan. The board of directors, in its discretion, possesses the sole authority to terminate the ESPP.

   Affiliates; Participation. Under the ESPP, entities owned 50% or more by Cleco are defined as affiliates, including entities that may be formed or acquired in the future. The committee designates affiliates whose employees are eligible to participate in the ESPP. Regular, full-time and part-time employees of Cleco and its participating affiliates, except officers and general managers and employees who own 5% or more of Cleco's stock, may participate in the ESPP. As of February 28, 2000, there were approximately 1,385 employees of Cleco and its affiliates eligible to participate in the ESPP.

   Option Agreements. An eligible employee enters into an option agreement to become a participant in the ESPP. Under the agreement, the employee authorizes payroll deductions in an amount not less than $10 but not more than $350 each pay period. Payroll deductions are accumulated during a calendar quarter and applied to the purchase of Cleco common stock at the end of each quarter, which is referred to as an "offering period." Pending the purchase of common stock, payroll deductions remain as general assets of Cleco; no trust or other fiduciary account will be established in connection with the ESPP.

   Stock Purchases. At the end of each offering period, payroll deductions are automatically applied to the purchase of shares of Cleco common stock. The number of shares of Cleco common stock purchased is determined by dividing each participant's payroll deductions during the offering period by the option price of a share of common stock. The "option price" is equal to the lesser of:

  . 85% of the closing sales price of Cleco common stock on the first day of the offering period (or if no sales occurred on that day, the immediately preceding day on which Cleco common stock was traded); or

  . 85% of the closing sales price of Cleco common stock on the last day of the period (or if no sales occurred on that day, the immediately preceding day on which Cleco common stock was traded).

The committee may adjust the discount applied to determine the option price of common stock under the ESPP, but the option price cannot be less than 85% of the applicable closing sales price. On February 28, 2000, the closing sales price of Cleco common stock was $31.69.

   Shareholder Rights. Prior to the issuance of common stock at the end of an offering period, a participant is not a shareholder with respect to the shares acquired at the end of that period and has no right to vote or to receive dividends with respect to those shares.

   Termination of Employment. Stock purchases are ordinarily made for the benefit of a participant only if he or she is an employee of Cleco and/or its affiliates. If a participant terminates his or her employment during an offering period, his or her participation ceases and all payroll deductions will be refunded, without interest.

   Liquidation, Dissolution, Sale or Merger. In the event Cleco is liquidated or dissolved during an offering period or liquidation or dissolution is reasonably anticipated by the committee, payroll deductions will automatically cease and all amounts held pending stock purchase will be distributed.

   If Cleco sells all or substantially all of its assets to an entity other than an affiliate or merger or consolidates with an entity other than an affiliate or such a sale or merger is reasonably anticipated by the committee, payroll deductions will automatically cease and all payroll deductions held pending stock purchase will automatically be applied to the purchase of Cleco common stock.

   Anticipated Benefits. The ESPP is not yet effective, affiliates have not yet been designated as participating affiliates and common stock has not yet been issued under the ESPP. Because the number of shares issued depends upon the number of employees electing to participate in the ESPP, the amount of their payroll deductions and the option price of Cleco common stock, it is not possible to estimate the number of shares that will be purchased or the benefits that will be received by employees if the ESPP is approved by the shareholders.

Federal Income Tax Consequences

   The following summary is based on current interpretations of existing federal income tax laws. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant's death or the income tax laws of any local, state or foreign country in which a participant's income or gain may be taxable.

   If the Cleco shareholders approve this proposal, the ESPP and the purchase of stock thereunder should be governed by the provisions of Code Sections 421 and 423. Under these provisions, a participant does not recognize income until the shares acquired through the ESPP are sold or otherwise disposed of. Upon the sale or other disposition of the shares, the participant will be subject to tax; the amount of the tax will depend upon the holding period. If the shares are sold or disposed of more than one year from the date of acquisition under the ESPP and more than two years from the first day of the offering period in which the shares were acquired, the participant generally will recognize ordinary income equal to the lesser of:

  . The excess of the fair market value of the shares at the time of sale or disposition over the option price under the ESPP; or

  . The excess of the fair market value of the shares at the time the option was granted over the option price.

Any additional gain realized on the sale or other disposition of the shares should be treated as long-term capital gain.

   If the shares acquired through the ESPP are sold or otherwise disposed of before both holding periods expire, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares were purchased under the ESPP over the option price. Any additional gain or loss realized on such sale or other disposition will be long-term or short-term capital gain or loss, depending upon the participant's holding period.

   Cleco is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Incorporation by Reference

   The foregoing is only a summary of the ESPP and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.

                                 ANNUAL REPORT

   A shareholder survey card and the enclosed 1999 Annual Report to Shareholders, which contains Cleco's consolidated financial statements for the year ended December 31, 1999, accompany the proxy material being mailed to all shareholders. The shareholder survey card and the 1999 Annual Report to Shareholders are not a part of the proxy solicitation material.

                           PROPOSALS BY SHAREHOLDERS

   Proposals by shareholders that are otherwise eligible and are intended to be presented at the Cleco annual meeting of shareholders in 2001 must be received no later than November 23, 2000, to be included in the proxy material and form of proxy relating to such meeting. Proposals should be addressed to: Cleco Corporation, P.O. Box 5000, Pineville, Louisiana 71361-5000, Attn: Secretary.

   The bylaws of Cleco contain additional requirements that must be met in order for a matter to be properly brought by a shareholder at any meeting of Cleco shareholders. The Cleco bylaws provide generally that, if you desire to propose any business at an annual meeting of shareholders, you must provide written notice to Cleco's Secretary setting forth as to each such matter of business:

  . a brief description of the matter and the reasons for conducting it at the meeting;

  . your name and address;

  . the name of all other persons, if any, with whom you are acting in concert;

  . the class and number of Cleco shares you beneficially own;

  . the class and number of Cleco shares beneficially owned by all other persons, if any, with whom you are acting in concert; and

  . any material interest of yours or any person with whom you are acting in concert in the business proposed.

   If you desire to nominate a director or amend Cleco's articles of incorporation or bylaws, you must give written notice to Cleco's Secretary at least 180 days before the date of the meeting at which you propose that a shareholder vote be held on such matter.

   The notice for nomination of a director must set forth, in addition to certain information regarding the business experience of and your relationship to your nominee:

  . the number of Cleco shares you beneficially own;

  . the names of all other persons, if any, with whom you are acting in concert; and

  . the number of Cleco shares beneficially owned by each such person.

The notice for amendment of Cleco's articles of incorporation or bylaws must be accompanied by:

  . the text of your proposed amendment;

  . evidence, reasonably satisfactory to Cleco's Secretary, of your status as a shareholder and the number of Cleco shares you beneficially own;

  . a list of the names of all other persons, if any, with whom you are acting in concert and the number of Cleco shares beneficially owned by them; and

  . an opinion of counsel, reasonably satisfactory to Cleco's board of directors, to the effect that Cleco's articles of incorporation or bylaws, as amended, would not conflict with Louisiana law.

   You may obtain a copy of Cleco's bylaws, in which these procedures are set forth, upon written request to Michael P. Prudhomme, Secretary, Cleco Corporation, 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226.

                                 OTHER MATTERS

   Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others. If other matters properly come before the meeting or any adjournments, the persons named in the accompanying proxy and acting thereunder intend to vote in accordance with their best judgment.

   All shares of Cleco common stock or Cleco preferred stock that a shareholder owns, no matter how few, should be represented at the annual meeting. The accompanying proxy should therefore be completed, signed, dated and returned as soon as possible.

                                          By Order of Cleco's Board of
                                           Directors,

                                          /s/ Gregory L. Nesbitt
                                          Gregory L. Nesbitt
                                          Chairman and Chief Executive Officer

March 22, 2000

                                                                      APPENDIX A


                               CLECO CORPORATION

                   2000 LONG-TERM INCENTIVE COMPENSATION PLAN

                               CLECO CORPORATION

                   2000 LONG-TERM INCENTIVE COMPENSATION PLAN

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I PURPOSE..........................................................  A-1
ARTICLE II DEFINITIONS.....................................................  A-1
ARTICLE III ADOPTION; RESERVATION OF SHARES; MAXIMUM AWARDS................  A-4
  Adoption and Effective Date..............................................  A-4
  Duration.................................................................  A-4
  Number and Type of Shares................................................  A-4
  Cancellation.............................................................  A-4
  Adjustment...............................................................  A-4
  Individual Limitations...................................................  A-4
ARTICLE IV PARTICIPATION...................................................  A-5
  Eligibility..............................................................  A-5
  No Continued Employment..................................................  A-5
ARTICLE V ADMINISTRATION OF PLAN...........................................  A-5
  Composition of Committee.................................................  A-5
  Power and Authority......................................................  A-5
ARTICLE VI OPTIONS.........................................................  A-6
  Grant of Options.........................................................  A-6
  Incentive Stock Options..................................................  A-6
  Manner of Exercise; Issuance of Common Stock.............................  A-6
  Rights as Stockholder....................................................  A-7
  Equity Maintenance.......................................................  A-7
  Effect of a Severance of Employment......................................  A-7
ARTICLE VII STOCK APPRECIATION RIGHTS......................................  A-7
  General Provisions.......................................................  A-7
  Manner of Exercise.......................................................  A-8
  Amount of Compensation...................................................  A-8
  Effect of a Severance of Employment......................................  A-8
  Nature of SARs...........................................................  A-8
ARTICLE VIII RESTRICTED STOCK..............................................  A-8
  General Provisions.......................................................  A-8
  Enforcement of Restrictions..............................................  A-8
  Lapse of Restrictions....................................................  A-8
  Shareholder Rights.......................................................  A-8
  Effect of a Severance of Employment......................................  A-9
ARTICLE IX COMMON STOCK EQUIVALENT UNITS...................................  A-9
  Allocation...............................................................  A-9
  Ledger Account...........................................................  A-9
  Distribution.............................................................  A-9
  Not a Stockholder........................................................ A-10
  Effect of a Severance of Employment...................................... A-10
ARTICLE X PERFORMANCE OBJECTIVES........................................... A-10
ARTICLE XI INCENTIVES FOR ELIGIBLE DIRECTORS............................... A-10
  Stock In Lieu of Compensation............................................ A-10
  Restricted Stock Awards.................................................. A-10
  Grant to Eligible Directors.............................................. A-11
  Additional Grants and Awards............................................. A-11

                                      (i)

                                                                            Page
                                                                            ----
ARTICLE XII MISCELLANEOUS.................................................. A-11
  Amendment and Termination................................................ A-11
  Transferability of Incentives............................................ A-11
  Withholding.............................................................. A-12
  Tax Payments............................................................. A-12
  Lapse of Restrictions Upon Change in Control............................. A-12
  Lapse of Restrictions on Account of a Business Transaction............... A-12
  Agreements............................................................... A-13
  Additional Legal Requirements............................................ A-13
  Governing Law............................................................ A-13
  Other Benefits........................................................... A-13
  Deferral................................................................. A-13
  Compliance with Code Section 162(m)...................................... A-13

                                      (ii)

                               CLECO CORPORATION

                   2000 LONG-TERM INCENTIVE COMPENSATION PLAN

   Cleco Corporation, a corporation organized and existing under the laws of the State of Louisiana (the "Company"), hereby establishes the 2000 Long-Term Incentive Compensation Plan (the "Plan"). This Plan is intended to replace the 1990 Long-Term Incentive Compensation Plan maintained by a subsidiary of the Company, Cleco Utility Group Inc. (the "Utility"), except that outstanding grants and awards made under such plan shall remain in effect until exercised or expired in accordance with their terms.

                                   ARTICLE I

                                    Purpose

   This Plan is intended to provide flexibility to the Company in connection with its compensation practices and to attract, retain and motivate officers, executives and other key employees through the grant of nonqualified stock options, incentive stock options, restricted stock, common stock equivalent units, stock appreciation rights, and other forms of incentive compensation, all as more fully set forth below.

                                   ARTICLE II

                                  Definitions

   2.1 Affiliate: means any corporation or other form of entity of which the Company owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests.

   2.2 Board or Board of Directors: means the Board of Directors of the Company.

   2.3 Cause: unless otherwise expressly defined in an agreement between the Company (or an Affiliate) and a Participant hereunder, Cause means that a Participant has:

     a. Committed an intentional act of fraud, embezzlement or theft in the course of his or her employment or otherwise engaged in any intentional misconduct which is materially injurious to the Company's (or an Affiliate's) financial condition or business reputation;

     b. Committed intentional damage to the property of the Company (or an Affiliate) or committed intentional wrongful disclosure of confidential information which is materially injurious to the Company's (or an Affiliate's) financial condition or business reputation; or

     c. Intentionally refused to perform the material duties of his or her position.

No act or failure to act on the part of the Participant will be deemed "intentional" if it was due primarily to an error in judgment or negligence, but will be deemed "intentional" only if done or omitted to be done by a Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company (or an Affiliate). The Committee (or its designee) shall determine whether Cause has occurred hereunder.

   2.4 Change in Control: means and shall be deemed to occur if:

     a. An event involving the Company occurs of a nature that the Company would be required to report in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act;

     b. Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who on the effective date of this Plan is a director or officer of the Company or an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)) sponsored by the Company or an Affiliate, is or becomes the "beneficial owner" (as determined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

     c. During any period of 24 consecutive months after the effective date of this Plan, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period shall have been approved in advance by directors representing at least 80% of the directors then in office who were directors at the beginning of such period;

     d. The Company shall be party to a merger or consolidation with another corporation and, as a result of such transaction, less than 80% of the then outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company other than "affiliates" (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of any party to such transaction, as the same shall have existed immediately before such transaction;

     e. The Company sells, leases, or otherwise disposes of, in one transaction or in a series of related transactions, all or substantially all of its assets;

     f. The shareholders of the Company approve a plan of dissolution or liquidation; or

     g. All or substantially all of the assets or the issued and outstanding common stock of the Utility is sold, leased or otherwise disposed of in one or a series of related transactions to a person, other than the Company or another Affiliate.

The Board of Directors, in its discretion, shall determine whether a Change in Control has occurred hereunder.

   2.5 Code: means the Internal Revenue Code of 1986, as amended.

   2.6 Committee: means the persons appointed in accordance with the provisions of Section 5.1 hereof to administer this Plan.

   2.7 Common Stock: means $2.00 par value voting Common Stock issued by the Company.

   2.8 Common Stock Equivalent Unit: means a unit which is valued by reference to the value of a share of Common Stock, as more fully set forth in Article IX hereof.

   2.9 Covered Employee: means the chief executive officer and the four highest compensated officers of the Company (other than the chief executive officer), determined in accordance with Code Section 162(m) and the regulations promulgated thereunder.

   2.10 Disabled or Disability: means that an Employee is actually receiving benefits under the Company's (or an Affiliate's) separate long-term disability plan or that an Eligible Director would be receiving benefits under such plan, if such Director were a participant therein. The Committee shall determine whether a Participant or Eligible Director is or becomes Disabled.

   2.11 Eligible Director: means an individual, other than an Employee, who serves as a member of (a) the Board of Directors of the Company, or (b) the board of directors of an Affiliate, provided that such Affiliate is designated by the Committee as a participating Affiliate hereunder.

   2.12 Employee: means a regular, common law employee of the Company and/or its Affiliates, including officers and directors, determined in accordance with the Company's standard personnel policies and practices, but excluding individuals who are classified by the Company as leased or otherwise employed by a third party, independent contractors or intermittent or temporary employees, even if any such classification is modified by audit, administrative proceeding, litigation or otherwise.

   2.13 Exchange Act: means the Securities Exchange Act of 1934, as amended, including any rule, regulation or interpretation promulgated thereunder.

   2.14 Fair Market Value: means the average of the high and low closing sales price of a share of Common Stock on the New York Stock Exchange Composite Transactions reporting system on the date as of which such value is being determined or, if no sales occurred on such day, then on the immediately preceding date on which there were such sales.

   2.15 Incentive: means a right to purchase or receive shares of Common Stock or cash in accordance with the terms of this Plan. An Incentive may be granted in the form of Common Stock Equivalent Units, Options, Restricted Stock, Stock Appreciation Rights or a combination thereof.

   2.16 Incentive Stock Option or ISO: means an option to purchase shares of Common Stock that meets the requirements of Code Section 422 and is granted in accordance with Section 6.2 hereof.

   2.17 Ledger Account: means the bookkeeping entry established and maintained by the Company in connection with the allocation of Common Stock Equivalent Units under Section 9.2 hereof.

   2.18 Nonqualified Stock Option: means an option to purchase shares of Common Stock granted in accordance with the terms of Section 6.1 hereof.

   2.19 Option: means an Incentive Stock Option or a Nonqualified Stock Option.

   2.20 Participant: means an Employee who is granted or awarded an Incentive under this Plan.

   2.21 Performance Objectives: means performance criteria designated by the Committee to be achieved during a designated period. Such objectives may relate to the business and affairs of the Company, an Affiliate, a division, department, unit or profit center of the Company or an Affiliate, including, without limitation, the attainment of goals related to the Company's earnings per share, return on equity, return on investment, return on or growth in income (whether gross or net), market share, appreciation in the price of Common Stock or return on assets; such objectives may relate to any Participant or any Employee or group of Participants or Employees and may be determined with respect to the performance of Cleco and/or its affiliates or such performance compared to a designated peer group.

   2.22 Plan: means this 2000 Long-Term Incentive Compensation Plan, as may be amended from time to time.

   2.23 Restricted Stock: means an award of Common Stock to an Employee that is subject to restrictions on transfer and granted in accordance with the provisions of Article VIII hereof or an award of Common Stock to an Eligible Director pursuant to Article XI hereof.

   2.24 Retirement or Retire: means the date on which a Participant ceases to be employed by the Company (or an Affiliate) on account of normal, early or deferred retirement as defined in the separate defined benefit plan maintained by the Company or Affiliate under which the Participant is covered, provided the Participant is eligible to receive an immediate benefit thereunder.

   2.25 Stock Appreciation Right or SAR: means a right that is based upon the appreciation of Common Stock and is granted in accordance with Article VII hereof.

   2.26 Tandem Stock Appreciation Right or Tandem SAR: means a Stock Appreciation Right granted with respect to shares of Common Stock covered by an Option.

   2.27 Other Definitions: The following terms shall have the meanings ascribed below: "Effective Date" is defined in Section 3.1 hereof; "non-employee director," "performance-based compensation" and "outside director" are defined in Section 5.1 hereof; "Performance Cycle" is defined in
Article X hereof; "Business Transaction" is defined in Section 12.6 hereof.

                                  ARTICLE III

                Adoption; Reservation of Shares; Maximum Awards

   3.1 Adoption and Effective Date. Subject to its approval by the Company's shareholders, this Plan shall be effective as of January 1, 2000 (the "Effective Date"). Prior to the approval of the Plan by the shareholders of the Company, Incentives may be granted hereunder, but if such shareholder approval is not received prior to January 1, 2001, such grants shall be void and of no effect.

   3.2 Duration. This Plan shall commence on its Effective Date and shall remain in effect until (a) all Incentives have been satisfied by the issuance of shares of Common Stock or cash payments or a combination thereof or have been terminated or forfeited, or (b) restrictions or Performance Objectives imposed on shares of Common Stock have lapsed. No Incentive shall be granted hereunder after January 1, 2010.

   3.3 Number and Type of Shares. Subject to adjustment as provided in Section
3.5 hereof, not more than 800,000 shares of Common Stock shall be issued under the Plan. Except as provided in Section 3.4 hereof, the number of shares available for grant, transfer, issuance or other payment under the Plan shall be reduced by the number of shares actually granted, transferred, issued or paid hereunder. Common Stock issued in connection with the grant or award of an Incentive may be authorized and unissued shares, issued shares held as treasury shares or shares acquired on the open market or through private purchase.

   3.4 Cancellation. Shares of Common Stock covered by Incentives that are not earned or that are canceled, forfeited, terminated, expired or otherwise lapse for any reason and Incentives that are not exercised or that are exchanged for other forms of Incentives hereunder, shall again be available for grant or issuance under the Plan.

   3.5 Adjustment. In the event of any merger, consolidation or reorganization of the Company with another entity that does not constitute a Change in Control within the meaning of Section 2.4 hereof, there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Common Stock are entitled in the transaction.

   In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Company does not receive consideration, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such substitution or adjustment, the purchase price of any Option, the Performance Objectives applicable to any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted in the discretion of the Committee to the extent necessary to prevent the dilution or enlargement of any Incentive granted hereunder.

   3.6 Individual Limitations. The maximum aggregate number of shares of Common Stock that may be granted to an individual Participant in the form of Options, SARs, Restricted Stock and Common Stock Equivalent Units during any calendar year shall not exceed 125,000 shares (subject to adjustment as provided in Section 3.5 hereof). The maximum aggregate amount distributable in the form of cash that may be paid to an individual Participant in any calendar year shall not exceed $500,000. The foregoing limitations shall be applied in a manner consistent with the "performance-based compensation" rules imposed under Code
Section 162(m).

                                   ARTICLE IV

                                 Participation

   4.1 Eligibility. Employees of the Company and its Affiliates shall be eligible to receive Incentives under this Plan, when designated by the Committee. Employees may be designated for participation hereunder individually or by groups or categories, in the discretion of the Committee.

   Eligible Directors of the Company shall participate in this Plan without necessity of further action; Eligible Directors of Affiliates shall participate in this Plan when designated by the Committee.

   4.2 No Continued Employment. No Participant shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of the grant or award of an Incentive or the issuance of Common Stock or other form of payment hereunder.

                                   ARTICLE V

                             Administration of Plan

   5.1 Composition of Committee. This Plan shall be administered by a committee appointed by the Board of Directors consisting of not less than two persons, which shall ordinarily be the Compensation Committee of the Board, provided that:

     a. To the extent the grant or award of an Incentive is intended to be an exempt transaction under Rule 16b-3 promulgated under the Exchange Act, each acting member of the Committee shall be a "non-employee director" within the meaning of such rule.

     b. To the extent the grant or award of an Incentive hereunder is intended to constitute "performance-based compensation" within the meaning of Code Section 162(m), each acting member of the Committee shall be an "outside director" within the meaning of such section.

     c. The Committee, in its discretion, may delegate to one or more executive officers of the Company the authority to make grants or awards of Incentives to Participants hereunder, except that the authority to make grants or awards that are intended to be exempt transactions under Rule 16b-3 promulgated under the Exchange Act or "performance-based compensation" within the meaning of Code Section 162(m) shall not be delegated.

Notwithstanding the foregoing, the Board of Directors may act in lieu of the Committee hereunder.

   5.2 Power and Authority. The Committee shall have the discretionary power and authority to (a) designate Participants hereunder, (b) award Incentives under the Plan, including the determination of the terms and conditions thereof, (c) construe and interpret the provisions of the Plan and any form or agreement related thereto, (d) establish and adopt rules, regulations, and procedures relating to the Plan and the grant or award of Incentives hereunder, including, without limitation, procedures for the crediting of periods of employment with an Affiliate and/or during any period of part-time employment,
(e) interpret, apply and construe such rules, regulations and procedures, and
(f) make any other determination which it believes necessary or advisable for the proper administration of the Plan.

   Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be final and conclusive on the Company, its Affiliates and Participants and their beneficiaries or heirs. The Committee may make determinations selectively among Participants who receive or are eligible to receive Incentives hereunder, whether or not such Participants are similarly situated.

                                   ARTICLE VI

                                    Options

   6.1 Grant of Options. The Committee may grant Nonqualified Stock Options and Incentive Stock Options to such Participants as it may designate, from time to time, subject to the following:

     a. The exercise price of an Option granted hereunder shall be not less than 85% of the Fair Market Value of the Common Stock on the date the Option is granted.

     b. The number of shares of Common Stock subject to an Option shall be designated by the Committee at the time of grant.

     c. The term of each Option shall be determined by the Committee, but shall not be longer than 10 years, measured from the date of grant.

     d. The exercise of an Option granted hereunder shall be subject to such Performance Objectives or other conditions as the Committee deems appropriate.

     e. Each Option shall be exercisable at such time or times during its term as may be determined by the Committee.

   6.2 Incentive Stock Options. In addition to the provisions of Section 6.1 hereof, Incentive Stock Options shall be subject to the following:

     a. No ISO shall be granted hereunder if the aggregate Fair Market Value of Common Stock with respect to which ISOs are first exercisable during any calendar year (under this Plan and any other plans of the Company and its Affiliates) exceeds $100,000.

     b. No ISO shall be granted to any Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate (determined in accordance with Code
  Section 424), unless the exercise price of such option is not less than 110% of the Fair Market Value of Common Stock, determined at the time of grant.

     c. The exercise price of an ISO granted hereunder shall not be less than the Fair Market Value of Common Stock on the date the ISO is granted.

     d. An ISO granted hereunder shall be subject to such additional terms and conditions as the Committee deems necessary or advisable, consistent with the provisions of Code Section 422 and the regulations promulgated thereunder.

     e. Any agreement evidencing the grant of an ISO hereunder may provide that such Option may be characterized as a Nonqualified Stock Option to the extent that the requirements imposed under Code Section 422 are not satisfied.

   6.3 Manner of Exercise; Issuance of Common Stock. An Option shall be exercised, in whole or in part, by providing notice to the Committee, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable in the form of cash (including cash equivalents) or, if permitted under the terms and conditions applicable to a specific grant, by delivery of shares of Common Stock held by the Participant (whether mature or otherwise), a combination thereof or in such other manner as may be authorized, from time to time, by the Committee. Common Stock tendered in payment of the option price shall be valued at Fair Market Value as of the date of exercise.

   A Participant may exercise Options and contemporaneously sell the shares of Common Stock acquired thereby pursuant to a brokerage or similar arrangement, provided that the proceeds thereof are applied to the payment of the purchase price of the shares. Any such transaction shall be with the consent of the Committee.

   As soon as practicable after the receipt of written notification or exercise and payment of the option price in full, the Committee shall cause the Company to deliver to the Participant, registered in the Participant's name, certificates representing shares of Common Stock in the appropriate amount.

   6.4 Rights as Stockholder. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a Participant shall have no rights as a stockholder with respect to the shares subject to such Option.

   6.5 Equity Maintenance. If a Participant, while an Employee of the Corporation or an Affiliate, pays the option price by delivery of previously owned shares of Common Stock, the Committee, in its discretion, may grant to such Participant an additional option to purchase the number of shares of Common Stock delivered by the Participant to pay the option price. Any such additional option granted hereunder shall be exercisable at Fair Market Value, determined as of the date on which such additional option is granted.

   6.6 Effect of a Severance of Employment. Unless otherwise provided by the Committee, Nonqualified Stock Options granted hereunder shall be exercisable only while a Participant is an Employee of the Company or an Affiliate; thereafter, such Nonqualified Stock Options shall be exercisable, to the extent exercisable as of the Participant's severance of employment:

     a. During the one-year period following the date of the Participant's death, but by the Participant's estate or heirs;

     b. During the three-year period following the Participant's Disability or Retirement; or

     c. During the 30-day period following a termination of employment for any other reason, except Cause.

   Unless otherwise provided by the Committee, Incentive Stock Options granted hereunder shall be exercisable only while a Participant is an Employee of the Company or an Affiliate and thereafter, to the extent exercisable as of the Participant's severance of employment, during the three-month period following such severance for any reason, except Cause.

   Unless otherwise provided by the Committee, if a Participant's employment is terminated for Cause, then notwithstanding any provision of this Plan or any related form or agreement to the contrary, Options granted hereunder shall be deemed canceled and forfeited as of the date of such termination.

                                  ARTICLE VII

                           Stock Appreciation Rights

   7.1 General Provisions. The Committee may grant Stock Appreciation Rights to such Participants as it may designate, from time to time, subject to the following:

     a. Each SAR granted hereunder shall relate to the number of shares of Common Stock designated by the Committee.

     b. Unless otherwise provided by the Committee, if a Tandem SAR is granted (i) the number of shares of Common Stock to which the Tandem SAR relates shall be reduced in the same proportion that the Option related to the Tandem SAR is exercised, or (ii) the Option shall be reduced in the same proportion that the Tandem SAR is exercised.

     c. The exercise of each SAR granted hereunder shall be subject to such Performance Objectives or other conditions as the Committee deems appropriate, except that the terms and conditions applicable to a Tandem SAR shall be the same as its related Option.

     d. Each SAR shall be exercisable at such time or times during its term as may be determined by the Committee, except that a Tandem SAR shall not be exercisable after the related Option expires or is forfeited.

   7.2 Manner of Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Committee, specifying the number of SARs to be exercised. The Committee shall, promptly after receipt of such notice, deliver to the Participant certificates for shares of Common Stock free of or subject to restriction or cash or a combination thereof (determined in the discretion of the Committee) in an amount determined in accordance with Section 7.3 hereof.

   7.3 Amount of Compensation. The amount of compensation payable to a Participant upon the exercise of an SAR shall be determined by multiplying:

     a. The number of shares of Common Stock with respect to which the SAR is exercised; by

     b. The excess of the Fair Market Value of a share of Common Stock on the exercise date over (i) in the case of Tandem SAR, the exercise price of the shares of Common Stock subject to the Option, or (ii) in the case of a SAR granted alone, without reference to an Option, an amount equal to the Fair Market Value of a share of Common Stock on the date of grant.

   7.4 Effect of a Severance of Employment. Unless otherwise specified by the Committee, an SAR granted hereunder shall be exercisable only while a Participant is an Employee of the Company or an Affiliate and thereafter in accordance with the provisions of Section 6.6 hereof applicable to Nonqualified Stock Options.

   7.5 Nature of SARs. Stock Appreciation Rights granted hereunder shall not be deemed to constitute property or create a trust or fiduciary relationship as between any Participant and the Company, any Affiliate or the Committee. The rights of a Participant with respect to any SAR shall be limited to the right to receive cash or Common Stock upon its exercise.

                                  ARTICLE VIII

                                Restricted Stock

   8.1 General Provisions. The Committee may grant shares of Restricted Stock to such Participants as it may designate, from time to time, subject to the following terms and conditions:

     a. The number of shares of Common Stock to be transferred to a Participant shall be determined in the discretion of the Committee.

     b. Shares of Restricted Stock granted hereunder shall be subject to such terms, conditions and restrictions for such period or periods as the Committee, in its discretion, may determine (including, without limitation, restrictions on transfer or other disposition, forfeiture provisions, and/or restrictions based upon the achievement of Performance Objectives).

   8.2 Enforcement of Restrictions. In order to enforce any restrictions imposed by the Committee pursuant to Section 8.1 hereof, a Participant receiving a grant of Restricted Stock hereunder shall enter into an agreement with the Committee setting forth the conditions of the grant. Each certificate issued with respect to a grant of Restricted Stock hereunder shall bear such legends as the Committee, in its sole discretion, shall deem necessary or appropriate. The Committee, in its discretion, may additionally require that shares of Restricted Stock registered in the name of the Participant be deposited, together with a stock power endorsed in blank, with the Company pending the lapse of such restrictions.

   8.3 Lapse of Restrictions. The Committee shall notify an affected Participant at the end of any period during which the shares of Restricted Stock are subject to forfeiture and/or other restriction on transfer. Such restrictions shall be deemed lapsed and a certificate representing the number of shares of Common Stock with respect to which the lapse has occurred shall be delivered to the Participant free of restriction.

   8.4 Shareholder Rights. Subject to any restrictions or limitations imposed by the Committee, each Participant receiving a grant of Restricted Stock hereunder shall have the full voting rights of a stockholder with respect to such shares during any period in which the shares are subject to forfeiture or restriction on transfer. During the period of any restriction imposed hereunder, dividends paid in cash or property with respect to the underlying shares of Common Stock shall be paid to the Participant currently, accrued by the Company as a contingent obligation or converted to additional shares of stock, in the discretion of the Committee.

   8.5 Effect of a Severance of Employment. Unless otherwise provided by the Committee, if an Employee severs his or her employment with the Company and all Affiliates prior to the date on which Performance Objectives or other restrictions imposed on Restricted Stock granted hereunder have lapsed:

     a. If such severance is on account of Retirement on or after age 65, such restrictions shall lapse and such Performance Objectives shall be deemed satisfied with respect to all shares of Restricted Stock awarded hereunder.

     b. If such severance is on account of death, Disability or Retirement prior to age 65 or such severance is involuntary, but not on account of Cause, such restrictions shall lapse and such Performance Objectives shall be deemed satisfied as to the number of shares of Restricted Stock determined by multiplying (i) the total number of shares subject to restriction and/or Performance Objectives, by (ii) the ratio of the number of days lapsed in the restriction period or Performance Cycle over the total number of days in such period.

   Unless otherwise provided by the Committee, if a Participant's employment is terminated on account of Cause or the Participant's severance is not otherwise described above, then notwithstanding any provision of this Plan or any related form or agreement to the contrary, Restricted Stock subject to restrictions or Performance Objectives as of the date of such termination shall be deemed canceled and forfeited.

                                   ARTICLE IX

                         Common Stock Equivalent Units

   9.1 Allocation. The Committee, in its discretion, may allocate Common Stock Equivalent Units to a Participant hereunder, subject to the following:

     a. The number of units allocated to a Participant shall be determined by the Committee;

     b. The units shall be subject to such Performance Objectives and/or other restrictions as the Committee deems appropriate; and

     c. The units may relate to a grant of Restricted Stock hereunder and, in such event, shall be subject to the Performance Objectives and/or additional restrictions applicable to the related grant of Restricted Stock, unless the Committee provides otherwise.

   9.2 Ledger Account. Common Stock Equivalent Units allocated to a Participant shall be credited to the Ledger Account established and maintained for such Participant on the books and records of the Company. Such Ledger Account, including units credited thereto, shall be bookkeeping entries only and shall not require the Company or any Affiliate to segregate or otherwise earmark or reserve assets. No shares of Common Stock shall be issued or issuable at the time units are credited to a Ledger Account established hereunder.

   During any period in which Common Stock Equivalent Units are credited to a Ledger Account, the Committee may provide (a) that an amount equal to the dividends payable with respect to Common Stock represented by units credited to such account shall be credited as of each dividend payment date, and/or (b) that any stock dividend, stock split or other recapitalization shall be reflected in the credits made to such Ledger Account.

   9.3 Distribution. All Common Stock Equivalent Units allocated to a Participant shall be distributable in accordance with the terms and conditions imposed by the Committee. When any such unit is or becomes distributable, the affected Participant shall be entitled to receive a distribution from the Company in such form (which may include shares of Common Stock, with or without legends, Restricted Stock, cash or a combination thereof) as the Committee shall determine.

   9.4 Not a Stockholder. The allocation of Common Stock Equivalent Units to a Ledger Account shall not entitle a Participant to exercise the rights of a stockholder of the Company, until the issuance of shares of Common Stock with respect to such allocation.

   9.5 Effect of a Severance of Employment. Unless otherwise provided by the Committee, if a Participant severs his or her employment with the Company and all Affiliates with Common Stock Equivalent Units credited to his or her Ledger Account, the provisions of Section 8.5 hereof shall apply to determine the number of such units distributable to the Participant, if any.

                                   ARTICLE X

                             Performance Objectives

   The Committee, in its discretion, may impose Performance Objectives as a condition of the grant or award of Incentives hereunder, such objectives to be achieved during the period designated by the Committee (the "Performance Cycle"). The Committee shall establish such Performance Objectives at the time of grant or award or annually during the term of such grant or award. Once established, Performance Objectives may be changed, adjusted or amended during the Performance Cycle, in the discretion of the Committee. The Committee may waive all or any portion of the Performance Objectives during or after the term of the grant or award on account of a change in circumstances.

   At the conclusion of the term of an affected Incentive or any Performance Cycle, the Committee shall determine the portion of such grant or award that shall be deemed free of restriction on account of the attainment of the applicable Performance Objectives. The Committee shall notify each affected Participant as to whether the Performance Objectives have been achieved, in whole or in part, and the number of shares of Common Stock free of restriction on account of the attainment of such objectives.

                                   ARTICLE XI

                       Incentives For Eligible Directors

   11.1 Stock In Lieu of Compensation. Each Eligible Director shall be entitled to elect to receive all or a portion of his or her annual compensation in the form of Common Stock, instead of in cash. The number of shares issued to the Eligible Director shall equal the quotient of:

     a. The amount of compensation that the Eligible Director elects to receive in the form of Common Stock; divided by

     b. The Fair Market Value of Common Stock, determined as of the first business day following the meeting with respect to which the compensation is paid or payable.

   Prior to the calendar year in which such shares are issued as compensation, each Eligible Director shall also be entitled to defer the receipt of the Common Stock payable hereunder in accordance with the terms of the Deferred Compensation Plan for Directors or a similar plan providing for the deferral of compensation.

   11.2 Restricted Stock Awards. If an Eligible Director, upon his or her election or appointment to the Board, owns less than 1,000 shares of Common Stock, he or she shall receive shares of Restricted Stock equal to that number of shares of Common Stock necessary to increase such Eligible Director's ownership to 1,000 shares. Such award shall be subject to the following:

     a. Each affected Eligible Director shall be required to remit to the Company the Fair Market Value of Common Stock awarded hereunder, determined as of the date of award.

     b. Each affected Eligible Director shall apply $6,000 of his or her annual retainer toward acquiring such shares of Common Stock, until the purchase price is paid in full.

     c. Each affected Eligible Director shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of shares of Restricted Stock awarded hereunder until the shares have been paid in full. Such shares shall be held in escrow pursuant to an agreement satisfactory to the Committee pending such payment.

     d. Each affected Eligible Director shall have absolute ownership of the Restricted Stock awarded hereunder, including the right to vote the shares and receive dividends thereon, subject, however, to the limitations set forth in Section 11.2c hereof.

     e. Prior to receipt of the shares of Common Stock hereunder, each affected Eligible Director may elect to defer receipt of Common Stock under the terms of the Deferred Compensation Plan for Directors or a similar plan providing for the deferral of compensation.

   11.3 Grant to Eligible Directors. Each Eligible Director, upon such Eligible Director's election and, thereafter, upon reelection to the Board, shall be granted an immediately exercisable Nonqualified Stock Option to purchase 2,500 shares of Common Stock; the exercise price of such Options shall be Fair Market Value, determined as of the date of grant. Options granted under this Section
11.3 shall expire and be of no further effect 10 years after the date of grant.

   If an Eligible Director is elected or appointed to the Board during the term applicable to his or her class of directors, such director shall be granted an immediately exercisable Nonqualified Stock Option to purchase the number of shares of Common Stock determined by multiplying (a) 2,500 shares, by (b) the ratio of the number of whole and fractional years of such director's term over three.

   11.4 Additional Grants and Awards. The Committee may, from time to time, grant or award additional Incentives to one or more Eligible Directors in any year, subject to such terms and conditions as the Committee deems appropriate, except that (a) Incentive Stock Options shall not be granted to Eligible Directors, and (b) in no event shall the number of shares of Common Stock covered by the grant or award any such additional Incentive exceed 2,500 shares determined with respect to each affected Eligible Director.

                                  ARTICLE XII

                                 Miscellaneous

   12.1 Amendment and Termination. The Board of Directors may amend or terminate this Plan at any time, in its sole discretion; provided, however, that no such amendment or termination shall materially change or impair, without the consent of each affected Participant or Eligible Director, the terms and conditions of an Incentive previously granted or awarded hereunder.

   12.2 Transferability of Incentives. Except as expressly provided in this
Section 12.2, no Incentive granted hereunder shall be transferred, pledged, assigned, hypothecated, alienated or otherwise encumbered or sold by the holder thereof, whether by operation of law or otherwise, and whether voluntarily or involuntarily (except in the event of the holder's death by will or the laws of descent and distribution) and neither the Committee nor the Company shall be required to recognize any attempted assignment of such rights by any Participant or Eligible Director. During a Participant's or Eligible Director's lifetime, an Incentive may be exercised only by the Participant or Eligible Director or by the guardian or legal representative of such person.

   Notwithstanding the foregoing, the Committee, in its sole discretion, may provide that any Incentive awarded hereunder, except an Incentive Stock Option or Tandem SAR related thereto, may be transferred by a Participant or Eligible Director to members of such Participant's or Eligible Director's immediate family, any trust for the benefit of such family members, and/or partnerships whose partners are such family members, but such transferees may not transfer such Incentives to third parties. For purposes of this Section 12.2, the term "immediate family" shall have the meaning ascribed to such term in Rule 16a-1(e) promulgated under the Exchange Act.

   Each transferee shall be subject to the terms and conditions applicable to the Incentive prior to such transfer and, prior to any transfer hereunder, each such transferee and the related Participant or Eligible Director shall enter into a written agreement with the Committee acknowledging such terms and conditions, including, but not limited to, the conditions with regard to the liability for payment of any and all taxes, as well as any other restriction determined to be reasonably necessary by the Committee. To the extent the Committee determines that any transfer hereunder would result in the loss of the exemption provided under Rule 16b-3 of the Exchange Act or a similar provision, such transfer shall be deemed invalid.

   12.3 Withholding. The Company shall have the right to withhold from any payment made under the Plan or to collect as a condition of any such payment, any taxes required by law to be withheld. To the extent permitted under a specific grant or award of an Incentive hereunder, a Participant may satisfy this obligation, in whole or in part, by directing the Company to withhold from such payment shares of Common Stock having a Fair Market Value equal to the amount required to be withheld, determined for Federal income tax purposes at a rate not in excess of the rates applicable to supplemental wage payments under Code Section 3402. Common Stock withheld hereunder shall be valued at Fair Market Value, determined as of the date that the amount of tax to be withheld shall be determined. Once delivered to the Committee, an election shall be irrevocable.

   12.4 Tax Payments. The Committee, in its discretion, may award a cash payment to a Participant hereunder in an amount sufficient to pay all or a portion of such Participant's tax liability attributable to the vesting, exercise and/or payment of an Incentive hereunder, taking into account the value of such tax payment.

   12.5 Lapse of Restrictions Upon Change in Control. Unless otherwise provided by the Committee at the time of grant or award hereunder or unless otherwise provided in a separate agreement between the Company or an Affiliate and a Participant hereunder, in the event of a Change in Control (a) the restrictions on all shares of Restricted Stock awarded under the Plan shall immediately lapse, (b) all outstanding Options shall become and remain exercisable during the six-month period following such change or such longer period permitted under an individual grant (but in no event shall an Option be exercisable more than 10 years after its date of grant), (c) all Common Stock Equivalent Units credited to Ledger Accounts established hereunder shall be immediately distributable, and (d) all Performance Objectives or other restrictions on Incentives granted hereunder shall be deemed to be satisfied or lapsed and payment made immediately.

   Unless otherwise provided in a separate agreement between the Company or an Affiliate and a Participant hereunder and notwithstanding any provision of this Plan to the contrary, the aggregate present value of all "parachute payments" to a Participant hereunder shall not exceed 300% of such Participant's "base amount" minus one dollar (all determined in accordance with Code Section 280G). To the extent necessary to comply with such limit, an affected Participant shall be deemed to have forfeited Incentives otherwise accelerated hereunder.

   12.6 Lapse of Restrictions on Account of a Business Transaction. Unless otherwise provided by the Committee at the time of a grant or award hereunder, upon the occurrence of a Business Transaction in which a Participant's employment with the Company and all Affiliates is involuntarily terminated, other than on account of Cause, (a) the restrictions on all shares of Restricted Stock awarded to such Participant shall immediately lapse, (b) all outstanding Options granted to such Participant shall become and remain exercisable during the six-month period following such change or such longer period permitted under an individual grant (but in no event shall an Option be exercisable more than 10 years after its date of grant), (c) all Common Stock Equivalent Units credited to such Participant's Ledger Account shall be immediately distributable, and (d) all Performance Objectives or other restrictions on Incentives granted to such Participant hereunder shall be deemed to be satisfied or lapsed and payment made immediately. For this purpose, the term "Business Transaction" shall mean the sale, lease or other disposition of all or a substantial portion of the assets of Cleco or an Affiliate (in one or a series of related transactions) to an entity other than another Affiliate or the sale or other disposition of all or substantially all of the issued and outstanding stock or other equity interests of an Affiliate to an entity other than another Affiliate, other than a sale, lease or other disposition that constitutes a Change in Control. The Committee shall determine whether any sale, lease or other disposition constitutes a Business Transaction hereunder.

   12.7 Agreements. The terms of each Incentive granted or awarded hereunder shall be evidenced by an agreement between each Participant or Eligible Director and the Committee setting forth the terms and conditions applicable to such Incentive; such agreement shall be made in writing or by such electronic means as the Committee deems appropriate.

   12.8 Additional Legal Requirements. The obligation of the Company or any of its Affiliates to deliver Common Stock to any Participant hereunder or to deliver such stock free of restriction shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Committee. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

   12.9 Governing Law. The Plan and any Incentive granted under the Plan shall be governed by the laws of the State of Louisiana.

   12.10 Other Benefits. Incentives granted to a Participant under the terms of the Plan shall not impair or otherwise reduce such Participant's compensation, life insurance or other benefits provided by the Company or its Affiliates; provided, however, that the value of Incentives shall not be treated as compensation for purposes of computing the value or amount of any such benefit.

   12.11 Deferral. If permitted by the Committee, a Participant may elect to enter into a written agreement with the Company providing for the deferral of any form of payment hereunder (whether in the form of cash or Common Stock), subject to such terms and conditions as the Committee may deem appropriate.

   12.12 Compliance with Code Section 162(m). The Committee, in its discretion, shall determine whether any specific Incentive granted or awarded to a Participant who is a Covered Employee shall be structured to constitute "performance-based compensation" within the meaning of Code Section 162(m).

   THIS PLAN was approved by the Board of Directors of Cleco Corporation on January 28, 2000, to be effective as of January 1, 2000, subject to the approval of the shareholders of the Company, as more fully described in Section
3.1 hereof.

                                          CLECO CORPORATION

                                                                      APPENDIX B


                               CLECO CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                               CLECO CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS...................................................... B-1
ARTICLE II EFFECTIVE DATE; RESERVATION OF SHARES; LIMITATIONS.............. B-2
  Adoption, Effective Date and Duration.................................... B-2
  Number and Type of Shares................................................ B-2
  Individual Limitation.................................................... B-2
  Adjustment............................................................... B-2
ARTICLE III OPTION AGREEMENTS.............................................. B-3
  Eligibility.............................................................. B-3
  Option Agreements........................................................ B-3
  Status of Payroll Deductions............................................. B-3
ARTICLE IV OPTIONS......................................................... B-3
  Grant of Options......................................................... B-3
  Option Price............................................................. B-3
  Option Exercise.......................................................... B-4
  Effect of Termination of Employment...................................... B-4
  Rights as a Shareholder.................................................. B-4
  Early Termination of Offering Period..................................... B-4
  Issuance of Common Stock................................................. B-4
  Certification; Deposit................................................... B-4
  Additional Legal Requirements............................................ B-4
ARTICLE V ADMINISTRATION OF PLAN........................................... B-4
  Composition of Committee................................................. B-4
  Power and Authority...................................................... B-4
  Delegation of Authority.................................................. B-5
  Expenses................................................................. B-5
ARTICLE VI MISCELLANEOUS................................................... B-5
  Amendment................................................................ B-5
  Plan Termination......................................................... B-5
  Governing Law............................................................ B-5
  No Continued Employment.................................................. B-5
  Transferability.......................................................... B-5
  Form of Notices and Elections............................................ B-5
  No Guarantee of Tax Consequences; Withholding............................ B-5

                                      (i)

                               CLECO CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

   Cleco Corporation, a corporation organized and existing under the laws of the State of Louisiana (the "Company"), hereby establishes an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, subject to the terms and conditions set forth below.

                                   ARTICLE I

                                  Definitions

   1.1 Affiliate means any corporation or other form of entity of which the Company owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests.

   1.2 Board or Board of Directors means the Board of Directors of the Company.

   1.3 Code means the Internal Revenue Code of 1986, as amended.

   1.4 Committee means the persons appointed in accordance with the provisions of Section 5.1 hereof to administer the Plan.

   1.5 Common Stock means $2.00 par value voting common stock issued by the Company.

   1.6 Compensation means all remuneration paid by the Company (or an Affiliate) to an Employee during the Plan Year for personal services actually rendered during such year, but excluding expense reimbursements or similar allowances, items of income related to stock-based compensation (such as the value of stock options and restricted stock), and incentive bonuses.

   1.7 Eligible Employee means an Employee of the Company (or an Affiliate that has been designated by the Committee as a participating Affiliate hereunder), provided he or she is not (a) an officer or a general manager who is also a "highly compensated employee" within the meaning of Code Section 414(q), or (b) does not own, directly or indirectly, Common Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, such ownership to be determined in accordance with Code Section 424(d).

   1.8 Employee means a regular, full-time or part-time, common law employee of the Company and/or its Affiliates, including officers and directors, determined by the Committee (or its designee) in accordance with the Company's standard personnel policies and practices, but excluding individuals who are classified by the Company as leased or otherwise employed by a third party, independent contractors or intermittent or temporary employees, even if any such classification is modified by audit, administrative proceeding, litigation or otherwise.

   1.9 Entry Date means the first day of each Offering Period.

   1.10 Fair Market Value means the closing sales price of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date such value is being determined or, if no sales occurred on such day, on the immediately preceding date on which there were such sales.

   1.11 Offering Period means a calendar quarter; provided, however, that the first Offering Period shall commence as of the Effective Date and end as of the last day of the calendar quarter in which the Effective Date occurs.

   1.12 Option means the right to purchase a share of Common Stock in accordance with the terms of this Plan.

   1.13 Option Price means the purchase price of a share of Common Stock, determined in accordance with Section 4.2 hereof.

   1.14 Participant means an Eligible Employee who enters into an Option Agreement hereunder.

   1.15 Plan means this Employee Stock Purchase Plan, as amended from time to time. This Plan is intended to constitute an employee stock purchase plan within the meaning of Code Section 423 and to be interpreted and construed in accordance with the rules and regulations promulgated thereunder.

   1.16 Plan Year means the calendar year. The first Plan Year shall be a short year commencing as of the Effective Date and ending as of December 31, 2000.

   1.17 Trading Day means a day on which the New York Stock Exchange is open for trading.

   1.18 Other Definitions. The following terms shall have the meanings ascribed below: "Effective Date" is defined in Section 2.1 hereof; "Option Agreement" is defined in Section 3.1 hereof; "Ledger Account" is defined in Section 3.3 hereof; "Designated Percentage" is defined in Section 4.2 hereof.

                                   ARTICLE II

               Effective Date; Reservation of Shares; Limitations

   2.1 Adoption, Effective Date and Duration. Subject to approval by the Company's shareholders not later than January 28, 2001, this Plan shall be effective as of July 1, 2000 (the "Effective Date") or such later date designated by the Committee. This Plan shall remain in effect until it is terminated in accordance with Section 6.2 hereof or all shares of Common Stock reserved for issuance under the Plan have been issued.

   2.2 Number and Type of Shares. Subject to adjustment as provided in Section
2.4 hereof, the number of shares of Common Stock that may be issued under the Plan shall not exceed 322,000 shares. Common Stock issued in connection with the exercise of an Option hereunder shall be authorized and unissued shares, treasury shares, shares acquired on the open market or through private purchase.

   2.3 Individual Limitation. Subject to adjustment as provided in Section 2.4 hereof, a Participant shall acquire not more than 250 shares of Common Stock hereunder in any Plan Year. Such limitation shall be prorated for any partial periods of participation during a Plan Year.

   2.4 Adjustment. In the event of any merger, consolidation or reorganization of the Company with another entity there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Common Stock are entitled in the transaction.

   In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Company does not receive consideration, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such substitution or adjustment, the purchase price of any Option and the shares of Common Stock issuable pursuant to such Option shall be adjusted to the extent necessary to prevent the dilution or enlargement of such Option.

                                  ARTICLE III

                               Option Agreements

   3.1 Eligibility. An Eligible Employee shall be entitled to enter into an agreement with the Company (or a participating Affiliate, as the case may be) providing for the reduction of such Employee's Compensation and the application of such amount to the purchase of Common Stock hereunder (an "Option Agreement") as of the Entry Date which is at least 30 days after the date on which such Employee first performs services for the Company or an Affiliate. If an Eligible Employee elects not to enter into an Option Agreement as of such date, elects not to reduce his or her Compensation, or elects to revoke an existing Option Agreement in accordance with Section 3.2b hereof, he or she shall again be eligible to enter into an Option Agreement as of the next succeeding Entry Date.

   3.2 Option Agreements. The following rules shall apply to Option Agreements:

     a. The amount designated as a payroll deduction thereunder shall not be less than $10 nor more than $350 each pay period.

     b. The amount of Compensation subject to an Option Agreement can be modified or an agreement can be revoked as of the first day of a payroll period, provided notice of such modification or revocation is received by the Committee (or its designee) at least 30 days (or such shorter period as the Committee may permit) prior to the payroll period with respect to which the modification or revocation is effective.

     c. An Option Agreement shall remain in effect until it is modified or revoked.

   3.3 Status of Payroll Deductions. The principal amount of Compensation deducted pursuant to an Option Agreement shall be credited by the Company to an account established and maintained for each Participant hereunder (a "Ledger Account"). Interest shall not be credited to such account. A Ledger Account shall be a bookkeeping entry only. The establishment and maintenance of any such account shall not be deemed to constitute a trust, create any other form of fiduciary relationship between the Company and any Participant or otherwise create for the benefit of any Participant an ownership interest or expectation in any specific asset of the Company.

                                   ARTICLE IV

                                    Options

   4.1 Grant of Options. As of the first day of each Offering Period, the Committee shall be deemed to have granted to each Participant an Option for the purchase of the number of shares of Common Stock determined by dividing (a) the amount of Compensation credited to such Participant's Ledger Account as of the last day of such Offering Period, by (b) the Option Price determined with respect to such period.

   4.2 Option Price. As of each Offering Period, the Option Price of Common Stock hereunder shall be the lesser of:

     a. The Designated Percentage multiplied by the Fair Market Value of the Common Stock on the first Trading Day of such Offering Period; or

     b. The Designated Percentage multiplied by the Fair Market Value on the last Trading Day of such Offering Period.

   For this purpose, the term "Designated Percentage" shall mean the percentage of the Fair Market Value of a share of Common Stock designated, from time to time by the Committee, which percentage shall not be less than 85%.

   4.3 Option Exercise. As of the last day of each Offering Period, each Participant's Option shall automatically be exercised, without necessity of notice or further action. The Company shall charge against each Participant's Ledger Account an amount equal to the aggregate Option Price of the exercised Option. Such charge shall constitute payment in full of the Option Price for the number of shares of Common Stock subject to the Option.

   4.4 Effect of Termination of Employment. If a Participant terminates his or her employment with the Company and its Affiliates prior to the expiration of an Offering Period, his or her participation in the Plan shall cease, any outstanding Option shall automatically expire and the principal amount credited to his or her Ledger Account shall be distributed.

   4.5 Rights as a Shareholder. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a Participant shall have no rights as a shareholder with respect to the shares subject to such Option.

   4.6 Early Termination of Offering Period. In the event the Company is liquidated or dissolved during an Offering Period or liquidation or dissolution is reasonably anticipated by the Committee, the Offering Period shall be terminated, all outstanding Options shall automatically expire, and all amounts credited to Ledger Accounts maintained hereunder shall be distributed.

   In the event of the sale of all or substantially all of the assets of the Company to an entity other than an Affiliate or the merger or consolidation of the Company with an entity other than an Affiliate or such a sale or merger is reasonably anticipated by the Committee, such event occurring during an Offering Period, such Offering Period shall be terminated and all outstanding Options shall be immediately exercised.

   4.7 Issuance of Common Stock. As soon as practicable after the end of each Offering Period, the Company shall issue (or cause to be issued) in the name of each Participant whole shares of Common Stock in the appropriate amount. The Company, in its discretion, may elect to issue fractional shares of Common Stock.

   4.8 Certification; Deposit. The Committee, in its discretion, may require that shares issued hereunder be deposited directly with a broker designated by the Committee or with a designated agent of the Company. The Company shall not be required to certificate shares hereunder, but may instead utilize electronic or automated methods to evidence share ownership.

   4.9 Additional Legal Requirements. The obligation of the Company or any of its Affiliates to deliver Common Stock hereunder or to deliver such stock free of restriction shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Committee. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate. As a condition of the issuance of shares hereunder, the Participant may be required to make such representations and warranties and execute such documents as the Committee shall deem necessary or appropriate.

                                   ARTICLE V

                             Administration Of Plan

   5.1 Composition of Committee. This Plan shall be administered by a committee appointed by the Board of Directors consisting of not less than two persons, which shall ordinarily be the Compensation Committee of the Board.

   5.2 Power and Authority. The Committee shall have the discretionary power and authority to administer this Plan, which power and authority shall include, but not be limited to, the power and authority to (a) designate Affiliates of the Company the Employees of which shall be eligible to participate in the Plan, (b) construe and interpret the provisions of the Plan and any form or agreement related thereto, (c) establish and adopt rules, regulations and procedures relating to the Plan and interpret, apply and construe such rules, regulations and procedures, and (d) make any other determination which it believes necessary or advisable for the proper administration of the Plan. The Committee may engage such attorneys, accountants, record keepers or transfer agents as it deems necessary or advisable in connection with the administration of the Plan.

   Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be equitable and uniform as to all Participants and shall be final and conclusive on the Company, its Affiliates and Participants.

   5.3 Delegation of Authority. The Committee, in its discretion, may delegate to one or more executive officers of the Company all or a portion of the authority granted to the Committee hereunder, provided that the authority to amend the Plan shall not be delegated.

   5.4 Expenses. The Company shall pay all direct expenses incurred in connection with the administration of the Plan.

                                   ARTICLE VI

                                 Miscellaneous

   6.1 Amendment. The Committee and the Board of Directors shall each possess the authority to amend the Plan, except that (a) the consent of the shareholders of the Company shall be required to increase the number of shares subject to the Plan or to expand the classification of entities constituting Affiliates hereunder, (b) any such amendment shall be consistent with the provisions of Code Section 423, and (c) no amendment shall reduce any amount then credited to a Participant's Ledger Account.

   6.2 Plan Termination. The Board of Directors shall possess the authority to terminate the Plan, in its discretion. Upon such termination, payroll deductions hereunder shall cease, all outstanding Options shall expire, and the amount then credited to each Participant's Ledger Account shall be distributed as soon as practicable.

   6.3 Governing Law. This Plan shall be governed by the internal laws of the State of Louisiana, without regard to conflicts of law provisions thereof.

   6.4 No Continued Employment. Nothing contained in this Plan shall be deemed to give an Employee the right to be retained in the employ of the Company or any Affiliate, to confer upon any Employee the right to continue his or her present or any other rate of compensation or to interfere with the right of the Company or any Affiliate to discharge such Employee.

   6.5 Transferability. Options granted hereunder may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way; any attempted assignment, transfer, pledge, or other disposition shall be void and without effect.

   6.6 Form of Notices and Elections. Initial Option Agreements hereunder shall be made, in writing, on forms acceptable to the Committee. Thereafter, notices and elections required hereunder shall be made in such form as the Committee may designate, which may include electronic media or technology, such as internet or intranet systems.

   6.7 No Guarantee of Tax Consequences; Withholding. Participation in this Plan shall not be deemed a guarantee of tax consequences by the Company or the Committee. The Company shall have the right to withhold from any payment made under the Plan or to collect as a condition of any such payment, any taxes required by law to be withheld.

   THIS PLAN was approved by the Board of Directors of Cleco Corporation on January 28, 2000, to be effective not earlier than its approval by the shareholders of the Company, as more fully described in Section 2.1 hereof.

                                          CLECO CORPORATION

PROXY                                                                     PROXY

                               CLECO CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 2000

The undersigned hereby appoint(s) Gregory L. Nesbitt, Thomas J. Howlin and Michael P. Prudhomme or any one of them (each with full power to act alone and with power of substitution), as proxies, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote all shares of capital stock of Cleco Corporation held of record by the undersigned on February 28, 2000, at the annual meeting of shareholders to be held on April 28, 2000, and any adjournment(s) thereof. The following items of business will be considered at the aforesaid annual meeting:

1.  To elect four Class III directors:
    01 - J. Patrick Garrett, 02 - F. Ben James, Jr., 03 - Elton R. King,
    04 - A. DeLoach Martin, Jr.;
2. To appoint PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2000;
3. To approve the Cleco Corporation 2000 Long-Term Incentive Compensation Plan; and
4.  To approve the Cleco Corporation Employee Stock Purchase Plan.

INSTRUCTION: Unless otherwise specified in the space provided below, this proxy shall authorize the proxies named herein to cumulate all votes which the undersigned is entitled to cast at the annual meeting for, and to allocate such votes among, one or more of the nominees for director listed above as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to the Company's Board of Directors. To specify a different method of cumulative voting, write "Cumulate For" and the number of shares and the name(s) of the nominee(s) in the space provided below.


PLEASE COMPLETE, SIGN, DATE AND MAIL IN THE ACCOMPANYING POSTPAID ENVELOPE UNLESS YOU VOTE BY TELEPHONE OR THE INTERNET.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                            1628
[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

THIS PROXY WILL BE VOTED AS DIRECTED BELOW ON THE PROPOSALS SET FORTH IN THE PROXY STATEMENT FOR THE MEETING:
                                  FOR              WITHHOLD AUTHORITY
                             all nominees       to vote for all nominees

1. To elect four                  [_]                     [_]
   Class III directors.
   (see reverse)

FOR, except VOTE withheld from the following nominee(s):

-------------------------------------------------------
                                                          FOR  AGAINST ABSTAIN
2. To appoint PricewaterhouseCoopers LLP as independent   [_]    [_]     [_]
   auditors for the year ending December 31, 2000.

3. To approve the Cleco Corporation 2000 Long-Term        [_]    [_]     [_]
   Incentive Compensation Plan.

4. To approve the Cleco Corporation Employee Stock        [_]    [_]     [_]
   Purchase Plan.

5. To vote upon such other business as may properly come before the annual meeting and any adjournment(s) thereof, in their discretion.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO SPECIFIC DIRECTIONS ARE GIVEN, YOUR SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS, INCLUDING FOR THE NOMINEES LISTED ON THE REVERSE SIDE HEREOF. THE PROXIES RETAIN THE RIGHT TO CUMULATE VOTES FOR DIRECTORS UNLESS THE SPECIFIC NUMBER OF VOTES FOR DIRECTORS IS LISTED ON THE REVERSE SIDE. THE INDIVIDUALS DESIGNATED ON THE REVERSE SIDE HEREOF WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT PROPERLY MAY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN IN CONNECTION WITH THE 2000 ANNUAL MEETING OF SHAREHOLDERS.

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer.
If a partnership, please sign in partnership name by authorized person(s).

---------------------------------------

---------------------------------------
SIGNATURE(S)                DATE

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

You may also vote your shares by telephone or electronically through the Internet. Voting by telephone or via the Internet will eliminate the need to mail voted proxy cards representing your shares. To vote, please follow the steps below:

    .  HAVE YOUR PROXY CARD AND SOCIAL SECURITY NUMBER AVAILABLE.

    .  BE READY TO ENTER THE PIN NUMBER INDICATED ABOVE JUST BELOW THE
       PERFORATION.

To vote using the telephone:

    .  USE A TOUCH-TONE TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK.

    .  TOLL FREE: U.S. & CANADA  = 1-877-PRX-VOTE (1-877-779-8683)
    .  OTHER COUNTRIES           = 1-201-536-8073

To vote using the Internet:

    . LOG ON TO THE INTERNET AND GO TO THE WEBSITE http://www.eproxyvote.com/cnl

Both voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selections on any or all of the proposals to be voted at any time until 24 hours before the Annual Meeting.

              YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

                               CLECO CORPORATION

P                               CLECO CORPORATION
R
O               PROXY SOLICITED ON BEHALF OF THE TRUSTEE OF THE
X                CLECO CORPORATION SAVINGS AND INVESTMENT PLAN
Y          FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 2000

The undersigned participant in the Cleco Corporation Savings and Investment Plan hereby appoints UMB Bank, N.A., trustee of the plan (with full power of substitution), as proxy with respect to the number of whole and fractional units representing shares of common and preferred stock allocated to the undersigned's accounts in the plan as of February 28, 2000, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote (and to cumulate votes, if applicable) at the annual meeting of shareholders to be held on April 28, 2000, and any adjournment(s) thereof.


PLEASE COMPLETE, SIGN, DATE AND MAIL IN THE ACCOMPANYING POSTPAID ENVELOPE UNLESS YOU VOTE BY TELEPHONE OR THE INTERNET.


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

The Board of Directors
recommends a vote
"FOR" Proposals
1, 2, 3 and 4.

THIS PROXY WILL BE VOTED AS DIRECTED BELOW ON THE PROPOSALS
SET FORTH IN THE PROXY STATEMENT FOR THE MEETING.

                      FOR                              WITHHOLD AUTHORITY
            all nominees listed below               to vote for all nominees
     (except as marked to the contrary below)              listed below
                      [_]                                      [_]

1.To elect four Class III directors.

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the box to vote "FOR" all nominees and strike a line through the nominee's name in the list below. Common stock units allocated under the plan may be cast cumulatively for one or more directors. To cumulate votes, place the number or percentage of votes for a director below such director's name on the line provided.)

                         01 J. Patrick Garrett  02 F. Ben James, Jr.  03 Elton R. King  04 A. DeLoach Martin, Jr.
Number or percentage
of votes, if cumulated:  _____________________  ____________________  ________________  _________________________


                                               FOR     AGAINST   ABSTAIN
2. To appoint PricewaterhouseCoopers LLP as    [_]       [_]       [_]
   independent auditors for the year ending
   December 31, 2000.

3. To approve the Cleco Corporation 2000       [_]       [_]       [_]
   Long-Term Incentive Compensation Plan.

4. To approve the Cleco Corporation Employee   [_]       [_]       [_]
   Stock Purchase Plan.

5. To vote upon such other business as may properly come before the annual meeting and any adjournment(s) thereof, in its discretion.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned participant. If no specific directions are given, shares subject to this proxy will NOT be voted by the trustee. The trustee retains the right to cumulate votes for directors unless the specific number of votes for directors is listed under the director's name. The trustee will vote, in its discretion, on any other matter that properly may come before the meeting and any adjournment(s) thereof.

The undersigned hereby revokes all proxies heretofore given in connection with the 2000 annual meeting of shareholders with respect to common stock or preferred stock allocated to the undersigned.

Please sign exactly as your name appears in the plan's records, as shown on the label above.


--------------------------------------
Signature of Participant        Date

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                         VOTE BY TELEPHONE OR INTERNET
                       QUICK . . . EASY . . . IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:   You will be asked to enter a CONTROL NUMBER located in the box in the lower right of this form.

 OPTION A:  To vote as the Board of Directors recommends on ALL proposals:
            Press 1

 OPTION B:  If you choose to vote on each item separately, press 0. You will hear these instructions:

Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FORALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted. When asked, you must confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS  www.proxyvoting.com/cleco

         IF YOU VOTE BY PHONE OR INTERNET . DO NOT MAIL THE PROXY CARD
                             THANK YOU FOR VOTING

               Call . . Toll Free . . On a Touch Tone Telephone
                           1-877-482-6138 - ANYTIME
                    There is NO CHARGE to you for this call




                                CONTROL NUMBER
                         FOR TELEPHONE/INTERNET VOTING


                                       4